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                                                                     Exhibit 3.5

     LIBRO MIL SETENTA Y DOS.

     ESCRITURA CINCUENTA Y DOS MIL OCHOCIENTOS NOVENTA Y OCHO.

     EN LA CIUDAD DE MEXICO, a veinticinco de febrero de mil novecientos noventa y ocho, MIGUEL ALESSIO ROBLES, notario diecinueve, hago constar EL CONTRATO DE SOCIEDAD que celebran "CDRJ HOLDING COMPANY" y "WOLFGANG T. HOHENSEE" ambas representadas por la senorita MONICA ROSADO REYGADAS, en los terminos de los siguientes:

                              C L A U S U L A S :

               NOMBRE, OBJETO, DOMICILIO, DURACION Y NACIONALIDAD

     PRIMERA. La denominacion de la Sociedad es JAFRA COSMETICS INTERNATIONAL, la cual ira seguida por las palabras Sociedad Anonima de Capital Variable o por su abreviatura, "S.A. de C.V."

     SEGUNDA.  El objeto de la Sociedad es:

     1. La compra, venta, manufactura, distribucion, comercializacion, importacion, exportacion y almacenamiento de productos para el cuidado de la piel, cosmeticos de color, fragancias y cualesquier otros productos para el cuidado personal y cualquier otro producto que la administracion de la Sociedad considere necesario o conveniente, asi como todas las actividades relacionadas de manera directa o indirecta con dicho objeto.
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     2.  Adquirir y disponer por cualquier medio legal de cualquier tipo de acciones, intereses o participaciones en otras sociedades, fideicomisos, negocios o asociaciones, tanto de naturaleza civil como mercantil.

     3. Comprar, vender, arrendar, hipotecar o gravar de cualquier forma legalmente permitida, los bienes muebles o inmuebles que se requieran o que sean convenientes para la consecucion de objeto social.

     4. Prestar y pedir prestado dinero con o sin garantiia y garantizar las obligaciones de terceros por cualquier medio (incluyendo los medios de garantiia personal, fianza, prenda, hipoteca, aval o de otra cualquier forma).

     5. Adquirir, transferir o disponer por cualquier medio legal de patentes, derechos de patente, invenciones, marcas, nombres comerciales, derechos de autor
o de cualquier otro tipo de propiedad intelectual que pueda ser necesaria o conveniente para la consecucion del objeto social.

     6. Actuar como agente, comisionista, representante, apoderado o de cualquier otra manera representar a todo tipo de sociedades y personas fisicas, tanto dentro como fuera del territorio nacional.

     7. Recibir y prestar cualquier tipo de servicios relacionados con el objeto social.

     8. En general, realizar todo tipo de negocios y actividades que se relacionen de manera directa o indirecta con el objeto social.

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     TERCERA.  El domicilio de la Sociedad es la ciudad de Meexico, Distrito
Federal, mismo que no se considerara modificado aun cuando la Sociedad establezca agencias o sucursales en cualquier otro lugar en Mexico o en el extranjero, o designe domicilios convencionales para la celebracion de actos y contratos especiificos.

     CUARTA.  La duracion de la Sociedad sera indefinida.

     QUINTA. La Sociedad es de nacionalidad Mexicana. Todo extranjero que al momento de la constitucion o en cualquier momento posterior, adquiera un interes o participacion en la Sociedad se considerara por ese solo hecho como Mexicano con respecto a dicho interes o participacion y se entendera que conviene en no invocar la proteccion de su Gobierno, bajo la pena, en caso contrario, de perder las participaciones o intereses que hubiese adquirido en favor de la Nacion Mexicana.

                           CAPITAL SOCIAL Y ACCIONES

     SEXTA. El capital social sera variable. La parte minima fija sin derecho al retiro del capital social sera la cantidad de $50,000.00 Pesos (Cincuenta Mil Pesos) integramente suscrita y pagada, representada por 50 (cincuenta) acciones ordinarias Serie "B", sin expresion de valor nominal.

     El capital variable sera ilimitado y estaraa representado por acciones ordinarias nominativas sin expresion de valor nominal.

     Todas las acciones conferiran los mismos derechos y obligaciones a sus tenedores. El capital social estaraa representado tanto en su parte minima fija como en su

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parte variable, por acciones serie "B" o de libre suscripcion, las cuales podraan ser adquiridas tanto por inversionistas mexicanos como extranjeros.

     SEPTIMA. Los aumentos o las reducciones del capital variable podran realizarse en base a una resolucion de la Asamblea General Ordinaria de Accionistas, cuya resolucion no requerira ser protocolizada ni inscrita en el Registro Publico de Comercio, misma que debera determinar las condiciones en las que deba realizarse dicho aumento o reduccion, tales como los terminos de suscripcion y pago de las mismas, las caracteristicas de las acciones que se emitan y cualquier otro asunto relacionado. Dichos aumentos de capital podraan pagarse en dinero o en especie por los accionistas de la sociedad, tal como haya sido acordado por los accionistas de la compania y resuelto por la asamblea de accionistas que resuelva dicho aumento de capital.

     Por otro lado, los futuros aumentos o reducciones del capital fijo deberan ser acordados por una Asamblea Extraordinaria de Accionistas.

     OCTAVA. Los titulos de acciones y, en su caso, los certificados provisionales, contendran las menciones a que se refiere el articulo ciento veinticinco de la Ley General de Sociedades Mercantiles. La clausula quinta de estos estatutos sera de igual forma transcrita.

     NOVENA. Cada accion representara un voto en las Asambleas de Accionistas; el tenedor de las acciones de la Sociedad tendra derecho a votar en todos los

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asuntos sometidos en la asamblea cuando por ley o por estos estatutos tengan derecho a votar; todas las acciones conferiran iguales derechos y obligaciones a sus tenedores.


     DECIMA. Los tiitulos de las acciones contendran la firma del Administrador Unico o de los miembros del Consejo de Administracion, segun el caso. La firma de los Consejeros, si fuese autorizado por el Consejo de Administracion, podra ser facsimilar, sujeto a la condicion de que en tal caso los originales de las firmas respectivas seran depositadas en el Registro Publico de Comercio correspondiente.

     A solicitud de cualquier accionista, a cuyo cargo correran los gastos que deriven de ello, los titulos de las acciones podran ser intercambiados por diferentes titulos que representen un numero diferente de acciones.

     DECIMO PRIMERA. La Sociedad debera llevar un libro de registro de acciones en el que se inscribiran todas las operaciones de suscripcion, adquisicion o transferencia, asi como cualquier gravamen de que sean objeto las acciones representativas del capital social.

     La Sociedad considerara como propietario de las acciones nominativas a la persona registrada como tal en el libro de registro de acciones. Para tal efecto, dicho libro se cerrara tres dias antes de la fecha asignada para una Asamblea de Accionistas y se abrira de nuevo el dia siguiente en el cual la Asamblea se celebro, o bien, el dia que tuvo que haber sido celebrada.

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     DECIMO SEGUNDA. Los aumentos del capital social podraan efectuarse por medio de aportaciones en efectivo o en especie, o por medio de la capitalizacion de reservas, o cualquier otro excedente. En los casos de aumento de capital social por medio de una nueva aportacion de efectivo o en especie, los accionistas tendran el derecho de preferencia para suscribir y pagar las acciones que seran emitidas, en proporcion con su tenencia accionaria al momento de ejercitar dicho derecho de preferencia, dentro de los quince dias siguientes a la fecha de publicacion del aviso correspondiente en el Diario Oficial de las Federacion o calculados a partir de la fecha en que se celebro la asamblea, en el caso de que todas las acciones representativas del capital social de la sociedad hayan estado presentes o representadas en dicha asamblea.

     En el caso en que despuees de las terminacion del plazo durante el cual los accionistas hayan tenido el derecho de ejercitar su derecho de preferencia, algunas acciones no hayan sido suscritas, el Administrador Unico o el Consejo de Administracion ofreceraa dichas acciones a terceros o las guardara en la tesoreria de la Sociedad, en su caso, de conformidad con el acuerdo tomado por la asamblea de accionistas en el que se haya aprobado el aumento de capital.

     No se podran emitir nuevas acciones hasta que las acciones previamente emitidas hayan sido integramente suscritas y pagadas.

     La Sociedad llevaraa un libro de registro de variaciones de capital.

                                       6
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                                 ADMINISTRACION

     DECIMO TERCERA. La administracion de la Sociedad seraa confiada a un Administrador Unico o a un Consejo de Administracion integrado por el numero de Consejeros que determine la Asamblea Ordinaria de Accionistas. La Asamblea Ordinaria de Accionistas tambien podra designar a Consejeros Suplentes para actuar en el caso de ausencia de los Consejeros Propietarios.


     DECIMO CUARTA. El Administrador Unico o los miembros del Consejo de Administracion en su caso, no necesitan ser accionistas de la Sociedad y, por regla general, duraraan en su cargo un anno contado a partir de la fecha de su designacion pudiendo ser reelectos. En todo caso, permaneceran en su encargo hasta que sus sucesores tomen posesion de sus cargos.

     DECIMO QUINTA. La Asamblea de Accionistas o el Consejo de Administracion en Sesion designaran de entre sus miembros a una persona que actue como Presidente del Consejo de Administracion. Tambien podra designar un Secretario quien no necesariamente debera ser Consejero.

     DECIMO SEXTA. Las sesiones del Consejo de Administracion seraan celebradas en el domicilio social o en cualquier otro lugar segun se determine previamente en la convocatoria respectiva. Las sesiones de Consejo podran ser llevadas a cabo en cualquier momento, pero al menos una vez al anno y seraan convocadas por el Presidente o el Secretario del Consejo o por cualesquiera dos Consejeros o por los

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Comisarios de la Sociedad.  La persona o personas que deseen convocar la sesion lo informaran al Secretario del Consejo quien inmediatamente emitira la convocatoria respectiva.

     Las convocatorias seran hechas por escrito y enviadas al domicilio de cada miembro del Consejo de Administracion o al lugar que designen para tales efectos por telex contrasenno o telegrama o telecopia confirmados, con por lo menos quince dias naturales de anticipacion a la fecha de la sesion. Las convocatorias especificaraan el objeto, la hora, fecha y lugar para la sesion y seran firmadas por el Secretario del Consejo. Sin perjuicio de lo anterior, el requisito de la convocatoria podra renunciarse por cualquier consejero en relacion a cualquier sesion.

     DECIMO SEPTIMA. Para que las sesiones del Consejo de Administracion puedan celebrarse validamente, se requerira la asistencia de por lo menos la mayoria de los Consejeros o sus respectivos suplentes. Las resoluciones del Consejo de Administracion seran validas unicamente si fueron aprobadas por el voto favorable de las mayoria de los miembros del Consejo de Administracion presentes.

     Las resoluciones aprobadas unaanimemente por todos los Consejeros fuera de sesion tendraan, para todos los efectos legales, la misma validez que si hubieran sido adoptadas en sesion de consejo, ___________ que sean confirmadas por escrito en cualquier despue__________ hayan sido tomadas.

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     DECIMO OCTAVA.  El Consejo de Administracion podra designar de entre sus miembros, uno o mas delegados para la realizacion de tareas especificas, con la facultades que le sean expresamente conferidas en cada caso.

     DECIMO NOVENA. El Administrador Unico o el Consejo de Administracion, seguun sea el caso, tendran las siguientes facultades:

     a) Poder general para pleitos y cobranzas, con las facultades mas amplias permitidas por la ley, en terminos del primer parrafo del articulo dos mil quinientos cincuenta y cuatro del Codigo Civil para el Distrito Federal y los articulos correlativos de cualquier otro codigo civil de la Repuublica Mexicana (el "Codigo Civil"), con todas las facultades generales y especiales que requieran Clausula especial, incluyendo aquellas previstas en el articulo
2587 del Codigo Civil, por lo que estaran facultados de una manera enunciativa pero no limitativa para: representar a la Sociedad ante autoridades federales, estatales, municipales, administrativas y judiciales, ante la Secretaria del Trabajo y ante las Juntas de Conciliacion y Arbitraje y para firmar los documentos que sean necesarios en el ejercicio de sus facultades; para ejercitar toda clase de derechos y acciones ante cualquier autoridad y Juntas de Conciliacion y Arbitraje; para someterse a cualquier jurisdiccion; para promover y desistirse auun del juicio de amparo; para presentar cargos y querellas penales y para comparecer como parte ofendida y coadyuvar con el Ministerio Puublico y otorgar perdones; para transigir; para comprometer en aarbitros; para articular y absolver posiciones; para aceptar y liberar toda clase de

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garantiias; para hacer cesion de bienes y para llevar a cabo los demas actos que esten expresamente determinadas por la ley.

     b) Poder general para actos de administracion en terminos del segundo parrafo del artiiculo dos mil quinientos cincuenta y cuatro del Codigo Civil entre las que se incluyen las facultades de celebrar, modificar, cumplir y rescindir toda clase de contratos y convenios, obtener prestamos y en general llevar a cabo todos los actos que esten directa o indirectamente relacionados con los objetos sociales.

     c) Poder general para actos de dominio en terminos del tercer parrafo del articulo dos mil quinientos cincuenta y cuatro del Codigo Civil incluyendo facultades para adquirir, transferir la titularidad de, asi como gravar mediante prenda, hipoteca o de cualquier otra forma, derechos personales y reales.

     d) Poder para emitir, aceptar, endorsar y de cualquier otra manera suscribir titulos de credito de conformidad con el articulo noveno de la Ley General de Titulos y Operaciones de Credito.

     e) Poder para conferir y revocar poderes generales y especiales dentro de la ambito de las facultades anteriormente mencionadas.

     f) Establecer sucursales y agencias en cualquier parte ya sea dentro o fuera de los Estados Unidos Mexicanos y cerrar dichas sucursales o agencias.

     g) Establecer subsidiarias en cualquier parte ya sea dentro o fuera de los Estados Unidos Mexicanos y para liquidar y disolver dichas subsidiarias.

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     h)  Designar y remover gerentes, funcionarios y empleados de la Sociedad y determinar sus facultades, deberes y remuneraciones.

                            ASAMBLEAS DE ACCIONISTAS

     VIGESIMA. La autoridad suprema de la sociedad es la Asamblea General Ordinaria de Accionistas, la cual podra por lo tanto adoptar toda clase de acuerdos y ratificar todos los actos y transacciones realizadas por la sociedad. Los acuerdos adoptados por la Asamblea de Accionistas seran implementados por el Administrador Unico o el Consejo de Administracion, segun sea el caso, o por la persona expresamente designada para tales efectos por la Asamblea de Accionistas. Toda Asamblea de Accionistas se celebrara en el domicilio social, salvo caso fortuito o fuerza mayor.

     VIGESIMA PRIMERA. Las Asambleas de Accionistas seran Ordinarias o Extraordinarias. Las Asambleas Ordinarias de Accionistas se celebraran por lo menos una vez al ano dentro de los primeros cuatro meses posteriores al cierre del ejercicio fiscal. Las Asambleas Extraordinarias de Accionistas tendran lugar cuando sea necesario resolver cualquiera de los asuntos contenidos en el articulo ciento ochenta y dos de la Ley General de Sociedades Mercantiles.

     VIGESIMA SEGUNDA. Las Asambleas de Accionistas, ya sean ordinarias o extraordinarias, se celebraran previa convocatoria del Administrador Unico o el Consejo de Administracion, o por cualquiera de los Comisarios en caso de

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incumplimiento del Administrador Unico o del Consejo de Administracion de
conformidad con lo establecido en el articulo ciento sesenta y seis, fraccion sexta de la Ley General de Sociedades Mercantiles. Las Asambleas se celebraran tambien a solicitud los accionistas en los terminos de los articulos ciento ochenta y cuatro y ciento ochenta y cinco de la Ley General de Sociedades Mercantiles.

     Las convocatorias para las asambleas de accionistas contendran el lugar, fecha y hora en la cual se celebrara la asamblea, asi como la mencion de ser la primera o subsecuente convocatoria. Las convocatorias se publicaran en uno de los periodicos de mayor circulacion en el domicilio social con por lo menos quince (15) dias naturales anteriores a la fecha fijada para la asamblea. En caso de una segunda convocatoria, se publicara dicha convocatoria por lo menos tres (3) dias anteriores a la fecha fijada para la asamblea. Las convocatorias para cualquier Asamblea de Accionistas tambien deberan ser enviadas por telecopia a cualquier accionista extranjero para asegurar su recepcion con por lo menos quince (15) dias de anticipacion a la fecha de la asambleas.

     Los acuerdos unanimemente aprobados por todos los accionistas que no se hayan reunido en una asamblea, tendran, para todos los efectos legales, los mismos efectos juridicos que si se hubieran tomado en una asamblea, siempre y cuando sean confirmados por escrito en cualquier momento posterior al cual en que fueron tomados.

     VIGESIMA TERCERA. Las Asambleas Ordinarias de Accionistas quedaran legalmente instaladas en la primera convocatoria si los accionistas tenedores de

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por lo menos el 50% (cincuenta por ciento) del capital social con derecho a voto de la sociedad se encuentran presentes o debidamente representados en dicha asamblea y, los acuerdos ahi tomados seran validos unicamente si son aprobados por el voto de la mayoria de los accionistas presentes en dicha asamblea. En el caso de que una Asamblea Ordinaria no se celebre en la fecha programada por la falta de quorum, una segunda convocatoria o una subsecuente convocatoria se realizara con la mencion de dicha circunstancia y, en dicho caso, las Asambleas Ordinarias de Accionistas seraan consideradas como legalmente instaladas independientemente del numero de las acciones presentes o representadas en la asamblea y los acuerdos adoptados seraan vaalidos si son aprobados por el voto favorable de los presentes o representados.

     VIGESIMA CUARTA. Las Asambleas Extraordinarias de Accionistas quedaran legalmente instaladas en la primera convocatoria si los accionistas tenedores de por lo menos el setenta y cinco pro ciento del capital social con derecho a voto de la sociedad estan presentes o debidamente representados en dicha asamblea; y en el caso de una segunda o subsecuente convocatoria, las Asamblea Extraordinaria de Accionistas quedara legalmente instalada si por lo menos el 50% (cincuenta por ciento) de los accionistas tenedores de las acciones representativas del capital social con direcho a voto se encuentran presentes o debidamente representados en cualquier asamblea. Los acuerdos tomados en Asamblea Extraordinaria de Accionistas, ya sea en primera o subsecuentes convocatorias, seran validas si son aprobadas por el voto favorable de los

                                       13
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accionistas que representen, por lo menos, la mitad del capital social con derecho a voto de la sociedad.

     VIGESIMA QUINTA. Para poder asistir a las asambleas, los accionistas deberan de acreditar su capacidad como tales por medio de su registro en el libro de registro de acciones. Los Accionistas podran ser representados en las asambleas por un apoderado que cuente con un poder general o especial o por un apoderado designado por medio de carta poder.

     Las asambleas de accionistas seran presididas por el Administrador Unico o por el Presidente del Consejo de Administracion, segun sea el caso. En su ausencia, dichas asambleas seran presididas por la persona que designe para tales efectos la mayoria de los asistentes de la asamblea correspondiente. El Secretario del Consejo de Administracion actuaraa como Secretario de la Asamblea de Accionistas y, en su ausencia, la persona designada para tales efectos por los accionistas en la asamblea correspondiente. El Presidente nombrara a uno o dos de los asistentes como escrutadores, los cuales podran ser o no miembros del Consejo de Administracion o accionistas, para que puedan determinar si se ha reunido el quorum legal y para contar los votos emitidos si fuera necesario o solicitado por el Presidente de la asamblea.

     VIGESIMA SEXTA. Una vez legalmente instalada la asamblea, si alguno de los puntos del orden del dia no ha sido resuelto, dicha asamblea podra ser pospuesta y continuara el siguiente dia haabil, sin necesidad de una nueva convocatoria.

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     Las actas de las Asambleas de accionistas seran registradas en el libro de actas que conservara el Secretario, junto con un juego duplicado de las actas, una lista de los accionistas que asistieron a la asamblea, firmada por el escrutador, los poderes, copias de las publicacion en la cual se publico la convocatoria, copias de cualquier reporte, cuentas de las sociedad y cualesquier otro documento que haya sido presentado en la asamblea. Cuando las actas de una asamblea no puedan ser registradas en el libro de actas, deberan protocolizarse ante notario puublico. Las actas de las Asambleas Extraordinarias de Accionistas deberan protocolizarse e inscribirse en el Registro Puublico de Comercio del domicilio social. Todas las actas de asambleas de accionistas, asi como el registro de aquellas no celebradas por falta de quorum, deberan firmarse por el Presidente y el Secretario de la Asamblea, asii como por los Comisarios que deberaan haber asistido a cualquier asamblea.

     VIGESIMA SEPTIMA. Cualquier Asamblea Ordinaria o Extraordinaria de accionistas estara legalmente celebrada sin necesidad de convocatoria previa si todas las acciones representativas del capital social se encuentran presentes al momento de la emision de los votos.

     Las Asamblea de Accionistas determinara la remuneracion, si tal es el caso, a los miembros del Consejo de Administracion y a los Comisarios de la sociedad.

                                       15
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                                   VIGILANCIA

     VIGESIMA OCTAVA. La vigilancia de la Sociedad quedara confiada a uno o mas Comisarios, tal como sea determinado por los Accionistas en una Asamblea Ordinaria. Un Comisario Suplente podra ser designado por cada Comisario Propietario.

     Los Comisarios, por regla general, ocuparan su cargo durante su ano, contado a partir de la fecha de su designacion, debiendo continuar en su encargo hasta que sus sucesores tomen posesion de sus cargos.

     La remuneracion que perciban los Comisarios sera determinada por los Accionistas en una Asamblea General.

     VIGESIMA NOVENA. Los Comisarios tendran las facultades y obligaciones contenidas en el articulo ciento sesenta y seis de la Ley General de Sociedades Mercantiles.

                         EJERCICIO FISCAL Y UTILIDADES


     TRIGESIMA. El ejercicio fiscal de la sociedad no excedera de un ano calendario e iniciara y terminara en las fechas determinadas por los Accionistas en una Asamblea ordinaria o por el Administrador Unico o el Consejo de Administracion.


     TRIGESIMA PRIMERA. Las utilidades netas obtenidas en cada ejercicio fiscal, se aplicaran conforme a lo siguiente:

     a) Dicha cantidad que podra ser determinada por los accionistas deberaa primeramente apartarse para la creacion o restablecimiento de la reserva legal, segun el

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caso; dicha suma no sera menor al cinco por ciento de las utilidades netax hasta que sea equivalente a una quinta parte del capital social.

     b) La cantidad necesaria para pagar a los trabajadores y empleados, el reparto de utilidades correspondiente conforme a la ley; y,

     c) El remanente sera distribuido conforme a lo dispuesto por los Accionistas en una asamblea especial.

                            DISOLUCION Y LIQUIDACION

     TRIGESIMA SEGUNDA.  La sociedad sera disuelta anticipadamente en caso de:

     I.  Si la realizacion del objeto social se volviese imposible;

     II. Por resolucion de los accionistas tomada en una Asamblea Extraordinaria de Accionistas;

     III. Si el numero de accionistas se reduzca a un numero menor del minimo legal;

     IV. En caso de perdida de dos terceras partes del capital de la sociedad, salvo que los accionistas restablezcan o reduzcan el mismo; y

     V.  En cualquier otro caso previsto en la ley.


     En caso de disolucion, la sociedad se colocara en liquidacion, la cual sera confiada a un liquidador designado por la misma Asamblea Extraordinaria que resuelva de la disolucion. El liquidador podra o no ser accionista de las sociedad y tendra la

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facultad y recibir la remuneracion a probada por la Asamblea de Accionistas. La
Asamblea de Accionistas establecera un termino para la consecucion de los encargos del liquidador, asi como las reglas generales para la realizacion de dichas tareas.

     TRIGESIMA TERCERA. Durante el proceso de liquidacion, las Asambleas de Accionistas se celebraran de conformidad con los terminos establecidos en este instrumento. Los Liquidadores tendran las facultades conferidas al Administrador Unico o al Consejo de Administracion, con las limitaciones impuestas por el proceso de liquidacion. Los Comisarios deberan realizar las mismas funciones durante el proceso de liquidacion que en funcionamiento normal de la sociedad y mantendran la misma relacion con los liquidadores que la que mantenida con los Consejeros.

     TRIGESIMA CUARTA. En todos los asntos que no esten especificamente mencionados en este instrumento, aplicaran las disposiciones de la Ley General de Sociedades Mercantiles.

                             ARTICULOS TRANSITORIOS

     Los accionistas de la sociedad celebran en este acto la primera Asamblea General Ordinaria de Accionistas a fin de adoptar, por unaminidad de votos, las siguientes:


     1. La parte fija del capital social sera de $50,000.00 (cincuenta mil pesos) mismo que ha sido totalmente suscrito y pagado representado por cincuenta acciones ordinarias sin expresion de valor nominal, mismo que quedo suscrito de la siguiente forma:

       "CDRJ HOLDING COMPANY", cuarenta y nueve
       acciones de la Serie "B", con valor de cuarenta y nueve
       mil pesos...............................................  $49,000.00

       EL SENOR WOLFGANG T. HOHENSEE, una accion
       de la Serie "B", con valor de mil pesos.................  $ 1,000.00

       TOTAL:  CINCUENTA ACCIONES, CON VALOR
       DE CINCUENTA MIL PESOS..................................  $50,000.00


     2. La administraction de la sociedad estara encargada a un Adminstrador Unico.

          El senor David A. Novak es designado Administrador Unico, sujeto a la aprobacion correspondiente por parte de la Secretaria de Gobernacion, para efectos de que el senor David A. Novak pueda ejercitar en Meexico sus funciones como Administrador Unico.

          3. Se designa al senor Sergio Quezada como Comisario de la sociedad y al senor Ernesto Valenzuela como Comisario Suplente.

          4. El primer ejercicio social comenzara en la fecha de celebracion de la presente asamblea y terminara el treinta y uno de diciembre de mil novecientos noventa y ocho y los subsecuentes ejercicios fiscales comenzaran el treinta y uno de enero y concluiran el treinta y uno de diciembre de cada ano.

          5. Se otorga a los senores David A. Novak, Donald L. Gogel, James E. Ritch Grande Ampudia, y las Sritas. Monica Rosado Reygadas y Amada Bracho Zertuche los siguientes poderes de la sociedad a ser ejercitados en forma manconunada o individualmente:

          a. Poder general para pleitos y cobranzas, con las facultades mas amplias permitadas por la ley, en terminos del primer parrafo del articulo dos mil quinientos cincuenta y cuatro del Codigo Civil para el Distrito Federal y los articulos correlativos de cualquier otro codigo civil de la Republica Mexicana (el "Codigo Civil"), con todas las facultades generales y especiales que requieran Clausula especial, incluyendo aquellas previstas en el articulo dos mil quinientos del Codigo Civil, por lo que estaran facultados de una manera enunciativa pero no limitativa para: representar a la Sociedad ante autoridades federales, estatales, municipales, administrativas y judiciales, ante la Secretaria del Trabajo y ante las Juntas de Conciliacion y Arbitraje y para firmar los documentos que sean necesarios en el ejercicio de sus facultades; para ejercitar toda clase de derechos y acciones ante cualquier autoridad y Juntas de Conciliacion y Arbitraje; para someterse a cualquier jurisdiccion; para promover y desistirse auun del juicio de amparo; para presentar cargos y querellas penales y para comparecer como parte ofendida y coadyuvar con el Ministerio Publico y otorgar perdones; para transigir; para comprometer en arbitros; para articular y absolver posiciones; y para llevar a cabo los demas actos que esten expresamente determinadas por la ley.

          b. Poder especial, pero con las mas amplias facultades permitidas por ley para actos de administracion en asuntos laborales, incluyendo, pero sin limitarse a la contratacion y administracion de personal, asii como para representar a la Sociedad ante cualquier Junta de Conciliacion y Arbitraje, ya sea Estatal o Federal o ante cualquier autoridad municipal en asuntos laborales, y en general para efectos de los artiiculos seiscientos noventa y dos, inciso dos, setecientos ochenta y seis, ochientos setenta y ocho, ochoientos setenta y nueve y otros artiiculos relacionados de la Ley Federal del Trabajo, asi como para celebrar convenio para remediar cualesquier controversia laboral.

          c. Poder general para actos de administracion en terminos del segundo parrafo del articulo dos mil quinientos cincuenta y cuatro del Codigo Civil entre las que se incluyen las facultades de celebrar contratos de arrendamiento o cualesquier otro instrumento requerido para establecer las oficinas de la Sociedad y para adquirir los bienes muebles e inmuebles requeridos para la operacion de la Sociedad.

          d. Poder para abrir cuentas bancarias y de inversion con cualqier institucion financiera (ya sea en Meexico o en el extranjero) y para disponer de cualesquiera de dichas cuentas en teerminos del articulo noveno de la Ley de Titulos y Operaciones de Credito.

          e. Poder para conferir y revocar poderes generales y especiales dentro de la aambito de las facultades anteriormente mencionadas.

            AUTORIZACION DE LA SECRETARIA DE RELACIONES EXTERIORES.

          Contenida en el permiso nuumero "09008091", expediente -- "9809007946", folio "8304", de fecha veintitres de febrero de mil novecientos noventa y ocho, expedido por la Secretaria de Relaciones Exteriores, por conducto de la Direccion General de Asuntos Juridicos, Direccion de Permisos Articulo Veintisiete Constitucional, que el suscrito notario agrega al legajo de esta escritura con la letra "A".

                                  PERSONALIDAD

          La sennorita MONICA ROSADO REYGADAS, manifiesta que sus representadas estan legalmente capacitadas para la celebracion de este acto, que las personalidades que ostenta no le han sido revocadas ni en forma alguna modificadas y las acredita como sigue:

          1. Por "CDRJ HOLDING COMPANY," con poder otorgado en Westlake Village, California, Estados Unidos de America, el diecinueve de febrero de mil novecientos noventa y ocho, por David A. Novak, en su caracter de vicepresidente, secretario y pesorero de "CDRJ HOLDING COMPANY," ante Francis Oh, notario puublico para el Estado de Nueva York; dicho poder se encuentra acompanado de una certificacion expedida por David A. Novak, en su caracter de vicepresidente, secretario y tesorero de "CDRJ HOLDING COMPANY," ante Francis Oh, notario puublico para el Estado de Nueva York, cuyas firmas en ambos documentos fueron certificadas por Norman Goodman, Secretario del condado y Secretario del Tribunal Supremo del Estado de Nueva York, cuya firma a su vez fue certificada mediante apostilla expedida por Joseph T. Amello, Secretario Adjunto Especial de Estado del Estado de Nueva York.

          2. Por WOLFGANG T. HOHENSEE, con poder otorgado en Nueva York, Estado de Nueva York, Estados Unidos de America, el veinte de febrero de mi novecientos noventa y ocho, por Wolfgang T. Hohense, ante Francis Oh, notario puublico para el Estado de Nueva York, cuya firma fue certificada por Norman Goodman, Secretario del condado y Secretario del Tribunal Supremo del Estado de Nueva York, cuya firma a su vez fue certificada mediante apostilla expedida por Joseph T. Amello, Secretario Adjunto Especial de Estado del Estado de Nueva York.

          El suscrito notario protocoliza dichos poderes y la certificacion antes relacionadas, en los terminos del articulo noventa y dos de la Ley del Notariado para el Distrito Federal, agregandolos al legajo de esta escritura con las letras "B" y "C", en union de sus traducciones al castellano, realizadas por Michele Pagano, perito traductor autorizado por el Tribunal superior de Justicia del Distrito Federal.

                      YO, EL NOTARIO, CERTIFICO Y DOY FE:

          A. De que lo antes relacionado concuerda con sus originales a que me remito y tuva a la vista.

          B. De que conozco personalmente a la compareciente quien a mi juicio tiene la capacidad legal necesario para este acto, pues nada me consta en contrario.

          C. De que adverti a la compareciente de las penas en que incurren quienes declaran con falsedad ante notario.


          D. De que por sus generales dijo ser: de nacionalided mexicana por nacimiento, originaria de esta ciudad, donde nacio el nueve de febrero de mil novecientos setenta y dos, soltera, estudiante y con domicilio en Amberes cinco, Colonia Juaarez, en esta ciudad.

          E. De que leida que le fue la presente escritura a la compareciente habiendole explicado el valor y consecuencias legales de su contenido, manifesto su conformidad con la misma y la firmo hoy dia veintisiete del mismo mes de su fecha, quedando AUTORIZADA.

                      FIRMA:  De Monica Rosado Reygadas.
                      MIGUEL ALESSIO ROBLES.  El sello de autorizar.

                                    ARTICULO

                     DOS MIL QUINIENTAS CINCUENTA Y CUATRO

                               DEL CODIGO CIVIL.

          En todos los poderes generales para pleitos y cobranzas, bastara que se diga que se otorgan con todas las facultades generales y las especiales que requieran clausula especial conforme a la ley, para que se entiendan conferidos sin limitacion alguna.

          En los poderes generales para administrar bienes, bastara expresar que se den con ese caracter para que el apoderado tenga toda clase de facultades administrativas.

          En los poderes generales para ejercer actos de dominio, bastara que se den con ese caracter para que el apoderado tenga todas las facultades de dueno, tanto en lo relativo a los bienes, como para hacer toda clase de gestiones, a fin de defenderlos.

          Cuando se quisieren limitar, en los tres casos antes mencionados, las facultades de los apoderados, se consignaran las limitaciones, o los poderes seran especiales.

          Los notarios insertaran este articulo en los testimonions de los poderes que otorguen.

ES PRIMER TESTIMONIO SACADO DE SU ORIGINAL Y PRIMERO QUE SE EXPIDE PARA "JAFRA COSMETICS INTERNATIONAL," SOCIEDAD ANONIMA DE CAPITAL VARIABLE, A FIN DE QUE LE SIRVA DE CONSTANCIA. VA EN

NUEVE HOJAS COTEJADAS Y CORREGIDAS. MEXICO, DISTRITO FEDERAL, A VEINTISIETE DE FEBRERO DE MIL NOVECIENTOS NOVENTA Y OCHO.

                            LIBRO MIL SETENTA Y DOS
           ESCRITURA CINCUENTA Y DOS MIL OCHOCIENTOS NOVENTA Y OCHO.

          EN LA CIUDAD DE MEXICO, e veinticinco de febrero de mil novecientos noventa y ocho, MIGUEL ALESSIO ROBLES, notario diecinueve, hago constar EL CONTRATO DE SOCIEDAD que celebran "CDRJ HOLDING COMPANY" y "WOLFGANG T. HOHENSEE", ambas representadas por la senorita MONICA ROSADO REYGADAS, en los terminos de los siguientes:

                               C L A U S U L A S:
               NOMBRE, OBJETO, DOMICILIO, DURACION Y NACIONALIDAD

          PRIMERA. La denominacion de la Sociedad es JAFRA COSMETICS INTERNATIONAL, la cual ira seguida por las palabras Sociedad Anonima de Capital Variable o por su abreviatura, "S.A. de C.V."

               SEGUNDA.  El objeto de la Sociedad es:

          1. La compra, venta, manufactura, distribucion, comercializacion, importacion, exportacion y almacenamiento de productors para el cuidado de la piel, cosmeticos de color, fragancias y cualesquier otros productos para el cuidado personal y cualquier otro producto que la administracion de la Sociedad consider necesario o conveniente, asi como todas las actividades relacionadas de manera directa o indirecta con dicho objeto.


          2. Adquirir y disponer por cualquier medio legal de cualquier tipo de acciones, intereses o participaciones en otras sociedades, fideicomisos, negocios o asociaciones, tanto de naturaleza civil como mercantil.

          3. Comprar, vender, arrendar, hipotecar o gravar de cualquier forma legalmente permitida, los bienes muebles o inmuebles que se requieran o que sean convenientes para la consecucion del objeto social.

          4. Prestar y pedir prestado dinero con o sin garantia y garantizar las obligaciones de terceros por cualquier medio (incluyendo los medios de garantia personal, fianza, prenda, hipoteca, aval o de otra cualquier forma).

          5. Adquirir, transferir o disponer por cualquier medio legal de patentes, derechos de patente, invenciones, marcas, nombres comerciales, derechos de autor o de cualquier otro tipo de propiedad intelectual que pueda ser necesaria o conveniente para la consecucion del objeto social.

          6. Actuar como agente, comisionista, representante, apoderado o de cualquier otra manera representar a todo tipo de sociedades y personas fisicas, tanto dentro como fuera del territorio nacional.

          7. Recibir y prestar cualquier tipo de servicios relacionados con el objeto social.

          8. En general, realizar todo tipo de negocios y actividades que se relacionen de manera directa o indirecta con el objeto social.


          TERCERA. El domicilio de la Sociedad es la ciudad de Mexico, Distrito Federal, mismo que no se considerara modificado aun cuando la Sociedad establezca agencias o sucursales en cualquier otro lugar en Mexico o en el extranjero, o designe domicilios convencionales para la celebracion de actos y contratos especificos.

          CUARTA.  La duracion de la Sociedad sera indefinida.

          QUINTA. La Sociedad es de nacionalidad Mexicana. Todo extranjero que al momento de la constitucion o en cualquier momento posterior, adquiera un interes o participacion en la Sociedad se considerara por ese solo hecho como Mexicano con respecto a dicho interes o participacion y se entendera que conviene en no invocar la proteccion de su Gobierno, bajo la pena, en caso contrario, de perder las participaciones o intereses que hubiese adquirido en favor de la Nacion Mexicana.

                           CAPITAL SOCIAL Y ACCIONES

          SEXTA. El capital social sera variable. La parte minima fija sin derecho a retiro del capital social sera la cantidad de $50,000.00 Pesos (Cincuenta Mil Pesos) integramente suscrita y pagada, representada por 50 (cincuenta) acciones ordinaries Serie "B", sin expresion de valor nominal.

          El capital variable sera ilimitado y estara representado por acciones ordinarias nominativas sin expresion de valor nominal.

          Todas las acciones conferiran los mismos derechos y obligaciones a sus tenedores. El capital social estara representado tanto en su parte minima fija como en su parte variable, por acciones serie "B" o de libre suscripcion, las cuales podran ser adquiridas tanto por inversionistas mexicanos como extranjeros.

          SEPTIMA. Los aumentos o las reducciones del capital variable podran realizarse en base a una resolucion de la Asamblea General Ordinaria de Accionistas, cuya resolucion no requerira ser protocolizada ni inscrita en el Registro Publico de Comercio, misma que debera determinar las condiciones en las que deba realizarse dicho aumento o reduccion, tales como los terminos de suscripcion y pago de las mismas, las caracteristicas de las acciones que se emitan y cualquier otro asunto relacionado. Dichos aumentos de capital podran pagarse en dinero o en especie por los accionistas de la sociedad, tal como haya sido acordado por los accionistas de la compania y resuelto por la asamblea de accionistas que resuelva dicho aumento de capital.

          Por otro lado, los futuros aumentos o reducciones del capital fijo deberan ser acordados por una Asamblea Extraordinaria de Accionistas;

          OCTAVA. Los titulos de acciones y, en su caso, los certificados provisionales, contendran las menciones a que se refiere el articulo ciento veinticinco de la Ley General de Sociedades Mercantiles. La clausula quinta de estos estatutos sera de igual forma transcrita.

          NOVENA. Cada accion representara un voto en las Asambleas de Accionistas; el tenedor de las acciones de la Sociedad tendra derecho a votar en todos los asuntos sometidos en la asamblea cuando por ley o por estos estatutos tengan derecho a votar; todas las acciones conferiran iguales derechos y oblgaciones a sus tenedores.

          DECIMA. Los titulos de las acciones contendran la firma del Administrador Unico o de dos miembros del Consejo de Administracion, segun el caso. La firma de los Consejeros, si fuese autorizado por el Consejo de Administracion, podra ser facsimilar, sujeto a la condicion de que en tal caso los originales de las firmas respectivas seran depositadas en el Registro Publico de Comercio correspondiente.

          A solicitud e caulquier accionista, a cuyo cargo correran los gastos que derivan de ello, los titulos de las acciones podran ser intercambiados por diferentes titulos que representen un numero diferente de acciones.

          DECIMO PRIMERA. La Sociedad debera llevar un libro de registro de acciones en el que se inscribiran todas las operaciones de suscripcion, adquisicion o transferencia, asi como cualquier gravamen de que sean objeto las acciones representativas del capital social.

          La Sociedad considerara como propietario de las acciones nominativas a la persona registrada como tal en al libro de registro de acciones. Para tal efecto, dicho libro se cerrara tres dias antes de la fecha asignada para una Asamble de Accionistas y se abrira de nuevo el dia siguiente en el cual la Asamblea se celebro, o bien, el dia que tuvo que haber sido celebrada.

          DECIMO SEGUNDA. Los aumentos del capital social podran efectuarse por medio de aportaciones an efectivo o en especie, o por medio de la capitalizacion de reservas, o cualquier otro excedente. En los casos de aumento de capital social por medio de una nueva aportacion de efectivo o en especie, los accionistas tendran el derecho de preferencia para suscribir y pagar las acciones que seran emitidas, en proporcion con su tenecia accionaria al momento de ejercitar dicho derecho de preferencia, dentro de los quince dias siguientes a la fecha de publicacion del aviso correspondiente en el Diario Oficial de la Federacion o calculados a partir de la fecha en que se celabro la asamblea, en el caso de que todas las acciones representativas del capital social de la sociedad hayan estado presentes o represntadas en dicha asamblea.

          En el caso en que despues de la terminacion del plazo durante el cual los accionistas hayan tenido el derecho de ejercitar su derecho de preferencia, algunas acciones no hayan sido suscritas, el Administrador Unico o el Consejo de Administracion ofrecera dichas acciones a terceros o las guardara en la tesoreria de la Sociedad, en su caso, de confirmidad con el acuerdo tomado por la asamblea de accionistas en el que se haya aprobado el aumento de capital.

          No se podran emitir nuevas acciones hasta que las acciones previamente emitidas hayan sido integramente suscritas y pagadas.

          La Sociedad llevara un libro de registro de variaciones de capital.

                                 ADMINISTRACION

          DECIMO TERCERA. La administracion de la Sociedad sera confiada a un Administrador Unico o a un Consejo de Administracion integrado por el numero de Consejeros que dtermine la Asamblea Ordinaria de Accionistas. La Asamblea Ordinaria de Accionistas tambien podra designar a Consejeros Suplentes para actuar en el caso de ausencia de los Consejeros Propietarios.


          DECIMO CUARTA. El Administrador Unico o los miembros del Consejo de Administracion en su caso, no necesitan ser accionistas de la Sociedad y, por regla general, duraran en su cargo un ano contado a partir de la fecha de su
designacion pudiendo ser reelectos.   En todo caso, permaneceran en su encargo
hasta que sus sucesores tomen posesion de sus cargos.

          DECIMO QUINTA. La Asamblea de Accionistas o el Consejo de Administracion en Sesion designaran de entre sus miembros a una persona que actue como Presidente del Consejo de Administracion. Tambien podra designar un Secretario quien no necesariamente debera ser Consejero.

          DECIMO SEXTA. Las sesiones del Consejo de Administracion seran celebradas en el domicilio social o en cualquier otro lugar segun se determine previamente en la convocatoria respectiva. Las sesiones de Consejo podran ser llevadas a cabo en cualquier momento, pero al menos na vez al ano y seran convocadas por el

Presidente o el Secretario del Consejo o por cualesquiera dos Consejeros o por los Comisarios de la Sociedad. La persona o personas que deseen convocar la sesion lo informaran al Secretario del Consejo quien inmediatamente emitira la convocatoria respectiva.

          Las convocatorias seran hechas por escrito y enviadas al domicilio de cada miembro del Consejo de Administracion o al lugar que designen para tales efectos por telex contrasenado o telegrama o telecopia confirmados, con por lo menos quince dias naturales de anticipacion a la fecha de la sesion. La convocatorias especificaran elobjeto, la hora, fecha y lugar para la sesion y seran firmadas por el Secretario del Consejo. Sin perjuicio de lo anterior, el requisito de la convocatoria podra renunciarse por cualquier consejero en relacion a cualquier sesion.

          DECIMO SEPTIMA. Para que las sesiones del Consejo de Administracion puedan celebrarse validamente, so requierira la asistencia de por lo menos la majoria de los Consejeros o sus respectivos suplentes. Las resoluciones del Consejo de Administracion seran validas unicamente si fueron aprobadas por el voto favorable de la majoria de los miemros del Consejo de Administracion presentes.

          Las resoluciones aprobadas unanimemente por todos los Consejeros fuera de session tendran, para todos los efectos legales, la misma validez que si hubieran sido adoptadas en sesion de consejo, siempre que sean confirmadas por escrito en cualquier despues de que hayan sido tomadas.

          DECIMO OCTAVA. El Consejo de Administracion podra designar de entre sus miembros, uno o mas delegados para la realizacion de tareas especificas, con la facultades que le sean expresamente conferidas en cada caso.

          DECIMO NOVENA. El Administrador enico o el Consejo de Administracion, segun sea el caso, tendran las siguientes facultades:

          a) Poder general para pleitos y cobranzas, con las facultades mas amplias permitidas por la ley, en terminos del primer parrafo del articulo dos mil quinientos cincuenta y cuatro del Codigo Civil para el Distrito Federal y los articulos correlativos de cualquier otro codigo civil de la Republica Mexicana (el "Codigo Civil"), con todas las facultades generales y especiales que requieran Clausula especial, incluyendo aquellas previstas en el articulo 2587 del Codigo Civil, por lo que estaran facultados de una manera enunciativa pero no limitativa para: representar a la Sociedad ante autoridades federales, estatales, municipales, administrativas y judiciales, ante la Secretaria del Trabajo y ante las Juntas de Conciliacion y Arbitraje y para firmar los documentos que sean necesarios en el ejercicio de sus facultades; para ejercitar toda clase de derechos y acciones ante cualquier autoridad y Juntas de Conciliacion y Arbitraje; para someterse a cualquier jurisdiccion; para promover y desistirse aun del juicio de amparo; para presentar cargos y querellas penales y para comparecer como parte ofendida y coadyuvar con el Ministerio Publico y otorgar perdones; para transigir; para comprometer en arbitros; para articular y absolver posiciones; para aceptar y liberar toda clase de garantias; para hacer cesion de bienes y para llevar a cabo los demas actos que esten expresamente determinadas por la ley.

          b) Poder general para actos de administracion en terminos del segundo parrafo del articulo dos mil quinientos cincuenta y cuatro del Codigo Civil entre las que se incluyen las facultades de celebrar, modificar, cumplir y rescindir toda clase de contratos y convenios, obtener prestamos y en general llevar a cabo todos los actos que esten directa o indirectamente relacionados con los objetos sociales.

          c) Poder general para actos de dominio en terminos del tercer parrafo del articulo dos mil quinientos cincuenta y cuatro del Codigo Civil incluyendo facultades para adquirir, transferir la titularidad de, asi como gravar mediante prenda, hipoteca o de cualquier otra forma, derechos personales y reales.

          d) Poder para emitir, aceptar, endosar y de cualquier otra manera suscribir titulos de credito de confirmidad con el articulo noveno de la Ley General de Titulos y Operaciones de Credito.

          e) Poder para conferir y revocar poderas generales y especiales dentro de la ambito de las facultades anteriormente mencionadas.

          f)  Establecer sucursales y agencias en cualquier parte ya sea dentro
o fuera de los Estados Unidos Mexicanos y cerrar dichas sucursales o agencias.

          g) Establecer subsidiarias en cualquier parte ya sea dentro o fuera de los Estados Unidos Mexicanos y para liquidar y disolver dichas subsidiarias.

          h) Designar y remover gerentes, funcinarios y empleados de la Sociedad y determinar sus facultades, deberes y remuneraciones.

                            ASAMBLEAS DE ACCIONISTAS

          VIGESIMA. La autoridad suprema de la sociedad es la Asamblea General Ordinaria de Accionistas, la cual podra por lo tanto adoptar toda clase de acuerdos y ratificar todos los actos y transacciones realizadas por la sociedad. Los acuerdos adoptados por la Asamblea de Accionistas seran implementados por el Administrador Unico o el Consejo de Administracion, segun sea el caso, o por la persona expresamente designada para tales efectos por la Asamblea de Accionistas. Toda Asamblea de Accionistas se celebrara en el domicilio social, salvo caso fortuito o fuerza mayor.

          VIGESIMA PRIMERA. Las Asambleas de Accionistas seran Ordinarias o Extraordinarias. Las Asambleas Ordinarias de Accionistas se celebraran por lo menos una vez al ano dentro de los primeros cuatro meses posteriores al cierre del ejercicio fiscal. Las Asambleas Extraordinarias de Accionistas tendran lugar cuando sea necesario resolver cualquiera de los asuntos contenidos en el articulo ciento ochenta y dos de la Ley General de Sociedades Mercantiles.

          VIGESIMA SEGUNDA. Las Asambleas de Accionistas, ya sean ordinarias o extraordinarias, se celebraran previa convocatoria del Administrador Unico o el Consejo de Administracion, o por cualquiera de los Comisarios en caso de incumplimiento del Administrador Unico o del Consejo de Administracion de conformidad con lo establecido en el articulo ciento sesenta y seis, fraccion sexta de la Ley General de Sociedades Mercantiles. Las Asambleas se celebraran tambien a solicitud los accionistas en los terminos de los articulos ciento ochenta y cuatro y ciento ochenta y cinco de la Ley General de Sociedades Mercantiles.

          Las convocatorias para las asambleas de accionistas contendran el lugar, fecha y hora en la cual se celebrara la asamblea, asi como la mencion de ser la primera o subsecuente convocatoria. Las convocatorias se publicaran en uno de los perodicos de mayor circulacion enel domicilio social, con por lo menos quince (15) dias naturales anteriores a la fecha fijada para la asamblea. En caso de una segunda convocatoria, se publicara dicha convocatoria por lo menos tres (3) dias anteroires a la fecha fijada para la asamblea. Las convocatorias para cualquier Asamblea de Accionistas tambien deberan ser enviadas por telecopia a cualquier accionista extranjero para asegurar su recepcion con pro lo menos quince (15) dias de anticipacion a la fecha de la asambleas.

          Los acuerdos unanimemente aprobados por todos los accionistas que no se hayan reunido en una asamblea, tendran, para todos los efectos legales, los mismos efectos juridicos que si se hubieran tomado en una asamblea, siempre y cuando sean confirmados por escrito en cualquier momento posterior al cual en que fueron tomados.

          VIGESIMA TERCERA. Las Asambleas Ordinarias de Accionistas quedaran legalmente instaladas en la primera convocatoria si los accionistas tenedores de por lo menos el 50% (cincuenta por ciento) del capital social con derecho at voto de la sociedad se encuentran presentes o debidamente representados en dicha asamblea y, los acuerdos ahi tomados seran validos unicamente si son aprobados por el voto de la mayoria de los accionistas presentes en dicha asamblea. En el caso de que una Asamblea Ordinaria no se celebre en la fecha programada por la falta de quorum, una segunda convocatoria o una subsecuente convocatoria se realizara con la mencion de dicha circunstancia y, en dicho caso, las Asambleas Ordinarias de Accionistas seran consideradas como legalmente instaladas independientemente del numero de las acciones presentes o representadas en la asamblea y los acuerdos adoptados seran validos si son aprobados por el voto favorable de los presentes o representados.

          VIGESTIMA CUARTA. Las Asambleas Extraordinarias de Accionistas quedaran legalmente instaladas en la primera convocatoria si los accionistas tenedores de por lo menos el setenta y cinco pro ciento del capital social con derecho a voto de la sociedad estan presentes debidamente representados en dicha asamblea; y en el caso de una segunda o subsecuente convocatoria, las Asamblea Extraordinaria de Accionistas quedara legalmente instalada si por lo menos el 50% (cincuenta por ciento) de los accionistas tenedores de las acciones representativas del capital social con derecho a voto se encuentran presentes o debidamente representados en cualquier asamblea. Los acuerdos tomados en Asamblea Extraordinaria de Accionistas, ya sea en primera o subsecuentes convocatorias, seran validas si son aprobadas por el voto favorable de los accionistas que representen, por lo menos, la mitad del capital social con derecho a voto de la sociedad.

          VIGESIMA QUINTA. Para poder asistir a las asambleas, los accionistas deberan de acreditar su capacidad come tales per medio de su registro en el libro de registro de acciones. Los Accionistas podran ser representados en las asambleas por un apoderado que cuente con un poder general o especial o por un apoderado designado por medio de carta poder.

          Las asambleas de accionistas seran presididas per el Administrador Unico o por el Presidente del Consejo de Administracion, segun sea el caso. En su ausencia, dichas asambleas seran presididas por la persona que designe para tales efectos la mayoria de los asistentes de la asamblea correspondiente. El Secretario del Consejo de Administracion actuara como Secretario de la Asamblea de Accionistas y, on su ausencia, la persona designada para tales efectos per los accionistas en la asamblea correspondiente. El Presidente nombrara a uno o dos de los asistentes come escrutadores, los cuales podran ser o no miembros del Consejo de Administracion o accionistas, para que puedan determinar si se ha reunido el quorum legal y para contar los votos emitidos si fuera necesario o solicitado por el Presidents de la asamblea.

          VIGESIMA SEXTA. Una vez legalmente instalada la asamblea, si alguno de los puntos del orden del dia no ha side resuelto, dicha asamblea podra ser pospuesta y continuara el siguiente dia habil, sin necesidad de una nueva convocatoria.

          Las actas de las Asambleas de accionistas seran registradas en el libro de actas qua conservara el Secretario, junto con un juego duplicado de las actas, una lista de los accionistas que asistieron a la asamblea, firmada per el escrutador, los poderes, copias de la publicacion en la cual se publico la convocatoria, copias de cualquier reporte, cuentas de la sociedad y cualesquier otro documento que haya sido presentado en la asamblea. Cuando las actas de una asamblea no puedan ser registradas en el libro de actas, deberin protocolizarse ante notario publico. Las actas de las Asambleas Extraordinarias de Accionistas deberan protocolizarse a inscribirse en el Registro Publico de Comercio del domicilio social. Todas las actas de asambleas de accionistas, asi como el registro de aquellas no celebradas por falta de quorum, deberan firmarase por el Presidente y el Secretario de la Asamblea, asi como por los Comisarios quo deberan haber asistido a cualquier asamblea.

          VIGESIMA SEPTIMA. Cualquier Asamblea Ordinaria o Extraordinaria de accionistas estara legalmente celebrada sin necesidad de convocatoria previa si todas las acciones representativas del capital social se encuentran presentes al momento de la emision de los votos.

          Las Asamblea de Accionistas determinara la remuneracion, si tal es el caso, a los miembros del Consejo de Administracion y a los Comisarios de la sociedad.

                                   VIGILANCIA

          VIGESIMA OCTAVA.  La vigilancia de la Sociedad quedara confiada a uno
o mas Comisarios, tal como sea determinado por los Accionistas en una Asamblea Ordinaria. Un Comisario Suplente podra ser designado por cada Comisario
Propietario.    Los Comisarios, por regla general, ocuparan su cargo durante un ano, contado a partir de la fecha de su designacion, debiendo continuar en su encargo hasta que sus sucesores tomen posesion de sus cargos.

          La remuneracion que perciban los Comisarios sera determinada por los Accionistas en una Asamblea General.

          VIGESIMA NOVENA. Los Comisarios tendran las facultades y obligaciones contenidas en el articulo ciento sesenta y seis de la Ley General de Sociedades Mercantiles.

                         EJERCICIO FISCAL Y UTILIDADES

          TRIGESIMA. El ejercicio fiscal de la sociedad no excedera de un ano calendario e iniciara y terminara en las fechas determinadas por los Accionistas en una Asamblea ordinaria o por el Administrador Unico o el Consejo de Administracion.

          TRIGESIMA PRIMERA. Las utilidades netas obtenidas en cada ejercicio fiscal, se aplicaran conforme a lo siguiente:

          a) Dicha cantidad que podra ser determinada por los accionistas debera primeramente apartarse para la creacion o restablecimiento de la reserva legal, segun el caso, dicha suma no sera menor al cinco por ciento de las utilidades netas hasta que sea equivalente a una quinta parte del capital social.

          b) La cantidad necesaria para pagar a los trabajadores y empleados, el reparto de utilidades correspondiente conforme a la ley, y;

          c) El remanente sera distribuido conforme a lo dispuesto por los Accionistas en una asamblea especial.

DISOLUCION Y LIQUIDACION.

          TRIGESIMA SEGUNDA. La sociedad sera disuelta anticipadamente en caso de:

          I.  Si la realizacion del objeto social se volviese imposible;

         II. Por resolucion de los accionistas tomada en una Asamblea Extraordinaria de Accionistas;

        III. Si el numero de accionistas se reduzca a un numero menor del minimo legal;

         IV. En caso de perdida de dos terceras partes del capital de la sociedad, salvo que los accionistas restablezcan o reduzcan el mismo; y

          V.  En cualquier otro caso previsto en la ley.


          En caso de disolucion, la sociedad se colocara en liquidacion, la cual sera confiada a un liquidador designado por la misma Asamblea Extraordinaria que resuelva de la disolucion. El liquidador podra o no ser accionista de la sociedad y tendra la facultad y recibir la remuneracion aprobada por la Asamblea de Accionistas. La Asamblea de Accionistas establecera un termino para la consecucion de los encargos del liquidador, asi como las reglas generales para la realizacion de dichas tareas.

          TRIGESIMA TERCERA. Durante el proceso de liquidacion, las Asambleas de Accionistas se celebraran de conformidad con los terminos establecidos en este instrumento. Los Liquidadores tendran las facultades conferidas al Administrador Unico o al Consejo de Administracion, con las limitaciones impuestas por el proceso de liquidacion. Los Comisarios debercan realizar las mismas funciones durante el proceso de liquidacion que en funcionamiento normal de la sociedad y mantendran la misma relacion con los liquidadores que la que mantenida con los Consejeros.

          TRIGESIMA CUARTA. En todos los asuntos que no esten especificamente mencionados en este instrumento, aplicaran las disposiciones de la Ley General de Sociedades Mercantiles.

                             ARTICULOS TRANSITORIOS

          Los accionistas de la sociedad celebran en este acto la primera Asamblea General ordinaria de Accionistas a fin de adoptar, por unanimidad de votos, las siguientes:


          1. La parte fija del capital social seria de $50,000.00 (cincuenta mil pesos) mismo que ha sido totalmente suscrito y pagado representado por cincuenta acciones ordinarias sin expresion de valor nominal, mismo que quedo suscrito de la siguiente forma:

          "CDRJ HOLDING COMPANY", cuarenta y nueve acciones de la Serie "B", con valor de cuarenta y nueve mil pesos. $49,000.00.

          EL SENOR, WOLFGANG T. HOHENSEE, una accion do la Serie "B", con valor de mil pesos. $1,000.00.

          TOTAL: CINCUENTA ACCIONES, CON VALOR DE CINCUENTA NIL PESOS.
$50,000.00.

          2. La administracion de la sociedad estara encargada a un Administrador Unico.

          E1 senior David A. Novak es designado Administrador Unico, sujeto a la aprobacion correspondiente por parte de la Secretaria de Gobernacion, para efectos de que el senor David A. Novak pueda ejercitar en Mexico sus funciones como Administrador Unico.

          3. Se designa al senor Sergio Quezada como Comisario de la sociedad y al senor Ernesto Valenzuela como Comisario Suplente.

          4. El primer ejercicio social comenzara en la fecha de celebracion de la presente asamblea y terminara el treinta y uno de diciembre de mil novecientos noventa y ocho y los subsecuentes ejercicios fiscales comenzaran el treinta y uno de enero y concluiran el treinta y uno de diciembre de cada ano.

          5. Se otorga a los sefiores David A. Novak, Donald L. Gogel, James E. Ritch Grande Ampudia, y a las Sritas. Monica Rosado Reygadas y Amada Bracho Zertuche los siguientes poderes de la sociedad a ser ejercitados en forma mancomunada o individualmente:

          a) Poder general para pleitos y cobranzas, con las facultades mas amplias permitidas por la ley, en terminos del primer parrafo del articulo dos mil quinientos cincuenta y cuatro del Codigo Civil para el Distrito Federal y los articulos correlativos de cualquier otro codigo civil de la Republica Mexicana (el "Codigo Civil"), con todas las facultades generales y especiales que requieran Clausula especial, incluyendo aquellas previstas en el articulo dos mil quinientos del Codigo Civil, por lo que estaran facultados de una manera enunciativa pero no limitativa para: representar a la Sociedad ante autoridades federales, estatales, municipales, administrativas y judiciales, ante la Secretaria del Trabajo y ante las Juntas de Conciliacion y Arbitraje y para firmar los documentos que sean necesarios an el ejercicio de sus facultades, para ejercitar toda clase de derechos y acciones ante cualquier autoridad y Juntas de Conciliacion y Arbitraje, para someterse a cualquier jurisdicion, para promover y desistirse aun del juicio de amparo, para presentar cargos y querellas penales y para comparecer como parte ofendida y coadyuvar con el Ministerio Publico y otorgar perdones, para transigir, para comprometer en arbitros, para articular y absolver posiciones, y para llevar a cabo los demas actos que esten expresamente determinadas por la ley.

          b) Poder especial, pero con las mis amplias facultades permitidas por ley para actos de administracion en asuntos laborales, incluyendo, pero sin limitarse a la contratacion y administracion de personal, asi como para representar a la Sociedad ante cualquier Junta de Conciliacion y Arbitraje, ya sea Estatal o Federal o ante cualquier autoridad municipal en asuntos laborales, y en general para efectos de los articulos seiscientos noventa y dos, inciso dos, setecientos ochenta y seis, ochocientos setenta y ocho, ochocientos setenta y nueve y otros articulos relacionados de la Ley Federal del Trabajo, asi como para celebrar convenio para remediar cualesquier controversia laboral.

          c) Poder general para actos de administracion en terminos del segundo parrafo del articulo dos mil quinientos cincuenta y cuatro del Codigo Civil entre las que se incluyen las facultades de celbrar contratos de arrendamiento o cualesquier otro instrumento requerido para establecer las oficinas de la Sociedad y para adquirir los bienes muebles e inmuebles requeridos para la operacion de la Sociedad.

          d) Poder para abrir cuentas bancarias y de inversion con cualquier institucion financiera (ya sea en Mexico o en el extranjero) y para disponer de cualesquiera de dichas cuentas en terminos del articulo noveno de la Ley de Titulos y Operaciones de Credito.

          e) Poder para conferir y revocar poderes generales y especiales dentro de la ambito de las facultades anteriormente mencionadas.

            AUTORIZACION DE LA SECRETARIA DE RELACIONES EXTERIORES

          Contenida en el permiso numero "0900809l", expediente "9809007946", folio "8304", de fecha veintitres de febrero de mil novecientos noventa y ocho, expedido por la Secretaria de Relaciones Exteriores, por conducto de la Direccion General de Asuntos Juridicos, Direccion de Permisos Articulo Veintisiete Constitucional, que el suscrito notario agrega al legajo de esta escritura con la letra "A".

                           P E R S 0 N A L I D A D :

          La senorita MONICA ROSADO REYGADAS, manifiesta que sus representadas estan legalmente capacitadas para la celebracion de este acto, que las personalidades qua ostenta no le han sido revocadas ni en forma alguna modificadas y las acredita como sigue:

          1. Por "CDRJ HOLDING COMPANY", con poder otorgado en Westlake, Village, California, Estados Unidos de America, el diecinueve de febrero de mi novecientos noventa y ocho, por David A. Novak, en su caracter de vicepresidente, secretario y tesorero de "CDRJ HOLDING COMPANY", ante Francis Oh, notario publico para el Estado de Nueva York; dicho poder se encuentra acompanado de una certificacion expedida por David A. Novak, en su caracter de vicepresidente, secretario y tesorero de "CDRJ HOLDING COMPANY", ante Francis Oh, notario publico para el

Estado de Nueva York, cuyas firmas en ambos documentos fueron certificadas por Norman Goodman, Secretario del condado y Secretario del Tribunal Supremo del Estado de Nueva York, cuya firma a su vez fue certificada mediante apostilla expedida por Joseph T. Amello, Secretario Adjunto Especial de Estado del Estado de Nueva York.

          2. Por WOLFGANG T. HOHENSEE, con poder otorgado en Nueva York, Estado de Nueva York, Estados Unidos de America, el veinte de febrero de mi novecientos noventa y ocho, por Wolfgang T. Hohensee ante Francis Oh, notario publico para el Estado de Nueva York, cuya firma fue certificada por Norman Goodman, Secretario del condado y Secretario del Tribunal Supremo del Estado de Nueva York, cuya firma a su vez fue certificada mediante apostilla expedida por Joseph
T. Amello, Secretario Adjunto Especial de Estado del Estado de Nueva York.

          El suscrito notario protocoliza dichos poderes y la certificacion antes relacionadas, en los terminos del articulo noventa y dos de la Ley del Notariado para el Distrito Federal, agregandolos al legajo de esta escritura con las letras "B" y "C", en union de sus traducciones al castellano, realizadas por Michele Pagano, perito traductor autorizado por el Tribunal Superior de Justicia del Distrito Federal.

                      YO, EL NOTARIO, CERTIFICO Y DOY FE:

           A. De que lo antes relacionado concuerda con sus originates a que me remito y tuve a la vista.

           B. De que conozco personalmente a la compareciente quien a mi juicio tiene la capacidad legal necesaria para este acto, pues nada me consta en contrario.

           C. De que adverti a la compareciente de las penas en que incurren quienes declaran con falsedad ante notario.


          D. De que por sus generales dijo ser: de nacionalidad mexicana por nacimiento, originaria de esta ciudad, donde nacio el nueve de febrero de mil novecientos setenta y dos, soltera, estudiante y con domicilio en Amberes cinco, Colonia Juarez, en esta ciudad.

          E. De que leida que le fue la presente escritura a la compareciente habiendole explicado el valor y consecuencias legales de su contenido, manifesto su conformidad con la misma y la firmo hoy dia veintisiete del mismo mes de su fecha, quedando AUTORIZADA.

          FIRMA: De Monica Rosado Reygadas

          MIGUEL ALESSIO ROBLES.  El sello de autorizar.

                      NOTAS COMPLEMENTARIAS

          NOTA PRIMERA. Mexico, a veintisiete de febrero de mil novecientos noventa y ocho. En esta fecha expedi lo. y 2o. testimonio en orden y lo. y 2o. para "Jafra Cosmetics International" S. A. de C. V., en nueve hojas. ALESSIO ROBLES. Rubrica.

          NOTA SEGUNDA. Mexico, a veintitres de marzo de mil novecientos noventa y ocho. El testimonio a qua se refiere la note primera fue inscrito en el Registro

Publico de Comercio del Distrito Federal, el 20 de marzo 1998, en el Polio Mercantil numero 233944. Conste. ALESSIO ROBLES. Rubrica .


                              A R T I C U L O

                     DOS NIL QUINIENTOS CINCUENTA Y CUATRO

                                DEL CODIGO CIVIL

          En todos los poderes generales para pleitos y cobranzas, bastara que se diga que se otorgan con todas las facultades generales y las especiales que requieran clausula especial conforme a la ley, para que se entiendan conferidos sin limitacion alguna.

          En los poderes generales para administrar bienes, bastara expresar que se dan con ese caracter para que el apoderado tenga toda clase de facultades administrativas.

          En los poderes generales para ejercer actos de dominio, bastara que se den con ese caracter para que el apoderado tenga todas las facultades de dueno, tanto en lo relativo a los bienes, como para hacer toda clase de gestiones, a fin de defenderlos.

          Cuando se quisieren limitar, en los tres casos antes mencionados, las facultades de los apoderados, se consignaran las limitaciones, o los poderes seran especiales.

          Los notarios insertaran este articulo en los testimonios de los poderes que otorguen .

ES COPIA CERTIFICADA SACADA DE SU ORIGINAL QUE SE EXPIDE PARA "JAFRA COSMETICS INTERNATIONAL", SOCIEDAD ANONIMA DE CAPITAL VARIABLE, A FIN DE QUE LE SIRVA DE CONSTANCIA. VA EN NUEVE HOJAS COTEJADAS Y CORREGIDAS. MEXICO, DISTRITO FEDERAL, A VEINTISIETE DE ABRIL DE NIL NOVECIENTOS NOVENTA Y OCHO.

                                                                     EXHIBIT 3.5
                             ESTATUTOS SOCIALES DE

                  JAFRA COSMETICS INTERNATIONAL, S.A. DE C.V.


                                   CLAUSULAS


               NOMBRE, OBJETO, DOMICILIO, DURACION Y NACIONALIDAD


PRIMERA. La denominacion de la Sociedad es JAFRA COSMETICS INTERNACIONAL, la cual ira seguida por las palabras Sociedad Anonima de Capital Variable o por su abreviatura, "S.A. de C.V."


SEGUNDA.  El objeto de la Sociedad es:

1. La compra, venta, manufactura, distribucion, comercializacion, importacion, exportacion y almacenamiento de productos para el cuidado de la piel, cosmeticos de color, fragancias y cualesquier otros productos para el cuidado personal y cualquier otro producto que la administracion de la Sociedad considere necesario o conveniente, asi como todas las actividades relacionadas de manera directa o indirecta con dicho objeto.

2. Adquirir y disponer por cualquier medio legal de cualquier tipo de acciones, intereses o participaciones en otras sociedades, fideicomisos, negocios o asociaciones, tanto de naturaleza civil como mercantil.

3. Comprar, vender, arrendar, hipotecar o gravar de cualquier forma legalmente permitida, los bienes muebles o inmuebles que se requieran
          o que sean convenientes para la consecucion del objeto social.

4. Prestar y pedir prestado dinero con o sin garantia y garantizar las obligaciones de terceros por cualquier medio(incluyendo los medios de garantia personal, fianza, prenda, hipoteca, aval o de otra cualquier forma.)

5. Adquirir, transferir o disponer por cualquier medio legal de patentes, derechos de patente, invenciones, marcas, nombres comerciales, derechos de autor o de cualquier otro tipo de propiedad intelectual que pueda ser necesaria o conveniente para la consecucion del objeto social.

6. Actuar como agente, comisionista, representante, apoderado o de cualquier otra manera representar a todo tipo de sociedades y personas fisicas, tanto dentro como fuera del territorio nacional.

7. Recibir y prestar cualquier tipo de servicios relacionados con el objeto social.

8. En general, realizar todo tipo de negocios y actividades que se relacionen de manera directa o indirecta con el objeto social.


TERCERA. El domicilio de la Sociedad es la Ciudad de Mexico, Distrito Federal, mismo que no se considerara modificado aun cuando la Sociedad establezca agencias o sucursales en cualquier otro lugar en Mexico o en el extranjero, o designe domicilios convencionales para la celebracion de actos y contratos especificos.


CUARTA.   La duracion de la Sociedad sera indefinida.


QUINTA.   La Sociedad es de nacionalidad Mexicana. Todo extranjero que al momento de la constitucion o en cualquier momento posterior, adquiera un interes
o participacion en la Sociedad se considerara por ese solo hecho como Mexicano con respecto a dicho interes o participacion y se entendera que conviene en no invocar la proteccion de su Gobierno, bajo la pena, en caso contrario, de perder las participaciones o intereses que hubiese adquirido en favor de la Nacion Mexicana.

                           CAPITAL SOCIAL Y ACCIONES

SEXTA.    El capital social sera variable.  La parte minima fija sin derecho a retiro del capital social sera la cantidad de $50,000.00 Pesos (Cincuenta Mil Pesos 00/100 M.N.) integramente suscrita y pagada, representada por 50 (cincuenta) acciones ordinarias Serie "B", sin expresion de valor nominal.

El capital variable sera ilimitado y estara representado por acciones ordinarias nominativas sin expresion de valor nominal.

Todas las acciones conferiran los mismos derechos y obligaciones a sus tenedores. El capital social estara representado tanto en su parte minima fija como en su parte variable, por acciones serie "B" o de libre suscripcion, las cuales podran ser adquiridas tanto por inversionistas mexicanos como extranjeros.

SEPTIMA. Los aumentos o las reducciones del capital variable podran realizarse en base a una resolucion de la Asamblea General Ordinaria de Accionistas, cuya resolucion no requerira ser protocolizada ni inscrita en el Registro Publico de Comercio, misma que debera determinar las condiciones en las que deba realizarse dicho aumento o reduccion, tales como los terminos de suscripcion y pago de las mismas, las caracteristicas de las acciones que se emitan y cualquier otro asunto relacionado. Dichos aumentos de capital podran pagarse en dinero o en especie por los accionistas de la sociedad, tal como haya sido acordado por los accionistas de la compania y resuelto por la asamblea de accionistas que resuelva dicho aumento de capital.

Por otro lado, los futuros aumentos o reducciones del capital fijo deberan ser acordados por una Asamblea Extraordinaria de Accionistas;

OCTAVA.   Los titulos de acciones y, en su caso, los certificados provisionales, contendran las menciones a que se refiere el articulo 125 de la Ley General de Sociedades Mercantiles. La Clausula Quinta de estos estatutos sera de igual forma transcrita.


NOVENA.   Cada accion representara un voto en las Asambleas de

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                                       4


Accionistas; el tenedor de las acciones de la Sociedad tendra derecho a votar en todos los asuntos sometidos en la asamblea cuando por ley o por estos Estatutos tengan derecho a votar; todas las acciones conferiran iguales derechos y obligaciones a sus tenedores.


DECIMA.   Los titulos de las acciones contendran la firma del Administrador
Unico o de dos miembros del Consejo de Administracion, segun el caso. La firma de los Consejeros, si fuese autorizado por el Consejo de Administracion, podra ser facsimilar, sujeto a la condicion de que en tal caso los originales de las firmas respectivas seran depositadas en el Registro Publico de Comercio correspondiente.

A solicitud de cualquier accionista, a cuyo cargo correran los gastos que deriven de ello, los titulos de las acciones podran ser intercambiados por diferentes titulos que representen un numero diferente de acciones.


DECIMA PRIMERA. La Sociedad debera llevar un Libro de Registro de Accionistas en el que se inscribiran todas las operaciones de suscripcion, adquisicion o transferencia, asi como cualquier gravamen de que sean objeto las acciones representativas del capital social.

La Sociedad considerara como propietario de las acciones nominativas a la persona registrada como tal en el Libro de Registro de Accionistas. Para tal efecto, dicho libro se cerrara tres dias antes de la fecha asignada para una Asamblea de Accionistas y se abrira de nuevo el dia siguiente en el cual la Asamblea se celebro, o bien, el dia que tuvo que haber sido celebrada.

DECIMA SEGUNDA. Los aumentos del capital social podran efectuarse por medio de aportaciones en efectivo o en especie, o por medio de la capitalizacion de reservas, o cualquier otro excedente. En los casos de aumento de capital social por medio de una nueva aportacion de efectivo, los accionistas tendran el

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                                       5


derecho de preferencia para suscribir y pagar las acciones que seran emitidas, en proporcion con su tenencia accionaria al momento de ejercitar dicho derecho de preferencia, dentro de los quince dias siguientes a la fecha de publicacion del aviso correspondiente en el Diario Oficial de la Federacion o calculados a partir de la fecha en que se celebro la asamblea, en el caso de que todas las acciones representativas del capital social de la sociedad hayan estado presentes o representadas en dicha asamblea.

En el caso en que despues de la terminacion del plazo durante el cual los accionistas hayan tenido el derecho de ejercitar su derecho de preferencia, algunas acciones no hayan sido suscritas, el Administrador Unico o el Consejo de Administracion ofrecera dichas acciones a terceros o las guardara en la tesoreria de la Sociedad, de conformidad con el acuerdo tomado por la asamblea de accionistas en el que se haya aprobado el aumento de capital.

No se podran emitir nuevas acciones hasta que las acciones previamente emitidas hayan sido integramente suscritas y pagadas.

La Sociedad llevara un Libro de Registro de Variaciones de Capital.


                                 ADMINISTRACION

DECIMA TERCERA. La administracion de la Sociedad sera confiada a un Administrador Unico o a un Consejo de Administracion integrado por el numero de Consejeros que determine la Asamblea Ordinaria de Accionistas. La Asamblea Ordinaria de Accionistas tambien podra designar a Consejeros Suplentes para actuar en el caso de ausencia de los Consejeros Propietarios.


DECIMA CUARTA. El Administrador Unico o los miembros del Consejo de Administracion en su caso, no necesitan ser accionistas de la Sociedad y, por regla general, duraran en su cargo un ano contado a partir de la fecha de su designacion pudiendo ser reelectos. En todo caso, permaneceran en su encargo hasta que sus sucesores tomen posesion de sus cargos.

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                                       6

DECIMA QUINTA. La Asamblea de Accionistas o el Consejo de Administracion en Sesion designaran de entre sus miembros a una persona que actue como Presidente del Consejo de Administracion. Tambien podra designar un Secretario quien no necesariamente debera ser Consejero.

DECIMA SEXTA. Las sesiones del Consejo de Administracion seran celebradas en el domicilio social o en cualquier otro lugar segun se determine previamente en la convocatoria respectiva. Las sesiones de Consejo podran ser llevadas a cabo en cualquier momento, pero al menos una vez al ano y seran convocadas por el Presidente o el Secretario del Consejo o por cualesquiera dos Consejeros o por los Comisarios de la Sociedad. La persona o personas que deseen convocar la sesion lo informaran al Secretario del Consejo quien inmediatamente emitira la convocatoria respectiva.

Las convocatorias seran hechas por escrito y enviadas al domicilio de cada miembro del Consejo de Administracion o al lugar que designen para tales efectos por telex contrasenado o telegrama o telecopia confirmados, con por lo menos 15 dias naturales de anticipacion a la fecha de la sesion. Las convocatorias especificaran el objeto, la hora, fecha y lugar para la sesion y seran firmadas por el Secretario del Consejo. Sin perjuicio de lo anterior, el requisito de la convocatoria podra renunciarse por cualquier consejero en relacion a cualquier sesion.

DECIMA SEPTIMA. Para que las sesiones del Consejo de Administracion puedan celebrarse validamente, se requerira la asistencia de por lo menos la mayoria de los Consejeros o sus respectivos suplentes. Las resoluciones del Consejo de Administracion seran validas unicamente si fueron aprobadas por el voto favorable de la mayoria de los miembros del Consejo de Administracion presentes.

Las resoluciones aprobadas unanimemente por todos los Consejeros fuera de sesion tendran, para todos los efectos legales, la misma validez que si hubieran sido adoptadas en sesion de consejo, siempre que sean confirmadas por escrito en cualquier despues de que hayan sido tomadas.

DECIMA OCTAVA. El Consejo de Administracion podra designar de entre sus miembros, uno o mas delegados para la realizacion de tareas especificas, con la facultades que le sean expresamente conferidas en cada caso.


DECIMA NOVENA. El Administrador Unico o el Consejo de Administracion, segun sea el caso, tendran las siguientes facultades:

A) Poder general para pleitos y cobranzas, con las facultades mas amplias permitidas por la ley, en terminos del primer parrafo del articulo 2554 del Codigo Civil para el Distrito Federal y los articulos correlativos de cualquier otro codigo civil de la Republica Mexicana (el "Codigo
                                                                     ------
        Civil"), con todas las facultades generales y especiales que requieran
        -----
        Clausula especial, incluyendo aquellas previstas en el articulo 2587 del Codigo Civil, por lo que estaran facultados de una manera enunciativa pero no limitativa para: representar a la Sociedad ante autoridades federales, estatales, municipales, administrativas y judiciales, ante la Secretaria del Trabajo y ante las Juntas de Conciliacion y Arbitraje y para firmar los documentos que sean necesarios en el ejercicio de sus facultades; para ejercitar toda clase de derechos y acciones ante cualquier autoridad y Juntas de Conciliacion y Arbitraje; para someterse a cualquier jurisdiccion; para promover y desistirse aun del juicio de amparo; para presentar cargos y querellas penales y para comparecer como parte ofendida y coadyuvar con el Ministerio Publico y otorgar perdones; para transigir; para comprometer en arbitros; para articular y absolver posiciones; para aceptar y liberar toda clase de garantias; para hacer cesion de bienes y para llevar a cabo los demas actos que esten expresamente determinadas por la ley.

B) Poder general para actos de administracion en terminos del segundo parrafo del articulo 2554 del Codigo Civil entre las que se incluyen las facultades de celebrar, modificar, cumplir y rescindir toda clase de contratos y convenios, obtener prestamos y en general llevar a cabo todos los actos que esten directa o indirectamente relacionados con los objetos sociales.

C) Poder general para actos de dominio en terminos del tercer parrafo del articulo 2554 del Codigo Civil incluyendo facultades para adquirir, transferir la titularidad de, asi como gravar mediante prenda, hipoteca
        o de cualquier otra forma, derechos personales y reales.

D) Poder para emitir, aceptar, endosar y de cualquier otra manera suscribir titulos de credito de conformidad con el articulo Noveno de la Ley General de Titulos y Operaciones de Credito.

E) Poder para conferir y revocar poderes generales y especiales dentro de la ambito de las facultades anteriormente mencionadas.

F) Establecer sucursales y agencias en cualquier parte ya sea dentro o fuera de los Estados Unidos Mexicanos y cerrar dichas sucursales o agencias.

G) Establecer subsidiarias en cualquier parte ya sea dentro o fuera de los Estados Unidos Mexicanos y para liquidar y disolver dichas subsidiarias.

H) Designar y remover gerentes, funcionarios y empleados de la Sociedad y determinar sus facultades, deberes y remuneraciones.

DECIMA NOVENA-"A". La Sociedad tendra un comite de auditoria el cual estara integrado por cuatro (4) miembros que seran designados y removidos por el Consejo de Administracion de la Sociedad. Los miembros del Comite de Auditoria desempenaran su cargo hasta que sus sucesores sean designados y asuman su cargo. El Consejo de Administracion de la Sociedad unicamente podra designar como miembros del Comite de Auditoria a personas que formen parte del Consejo de Administracion de la Sociedad. El Comite de Auditoria adoptara sus resoluciones por mayoria de votos de los miembros presentes y por lo menos tres (3) de sus miembros deberan estar presentes para que las reuniones del Comite de Auditoria se consideren debidamente instaladas. El Comite de Auditoria se podra reunir en cualquier momento que sea convocado por cualquiera de sus miembros.

El Comite de Auditoria de la Sociedad tendra las siguientes facultades: (i) revisar y recomendar al Consejo de Administracion de la Sociedad actos y politicas relacionadas con la estructura de capital de la Sociedad, financiamientos que incurra la Sociedad y pagos por parte de la Sociedad asi como con respecto a controles financieros y otros asuntos relacionados con la preparacion de estados financieros de la Sociedad, (ii) supervisar auditorias internas en relacion con los contadores publicos independientes de la Sociedad y revisar y recomendar al Consejo de Administracion de la Sociedad actos y politicas relacionados con las mismas, incluyendo la designacion o remocion de dichos contadores Publicos independientes y (iii) realizar cualquier otro acto que le delegue mediante resolucion el Consejo de Administracion de la Sociedad de conformidad con la legislacion aplicable.

DECIMA NOVENA-"B". La Sociedad tendra un Comite Ejecutivo el cual estara integrado por dos (2) miembros que deberan ser designados y removidos por el Consejo de Administracion de la Sociedad. Los miembros del Comite Ejecutivo desempanaran su cargo hasta que sus sucesores hayan sido designados y asuman sus funciones. El Consejo de Administracion de la Sociedad unicamente podra designar como miembros del Comite Ejecutivo a las personas que formen parte del Consejo de Administracion de la Sociedad. Las decisiones del Comite Ejecutivo deberan ser adoptadas por decision unanime de sus miembros. El Comite Ejecutivo podra reunirse en cualquier momento que sea convocado por alguno de sus miembros.

El Comite Ejecutivo de la Sociedad tendra las mismas facultades otorgadas al Consejo de Administracion en estos estatutos (incluyendo, sin limitacion alguna, la facultad para otorgar poderes para actos de dominio, actos de administracion y pleitos y cobranzas); en el entendido, de que, en todo caso, el Comite
                        -- -- ---------
Ejecutivo sera responsable ante el Consejo de Administracion el cual podra limitar las facultades del Comite Ejecutivo mediante resolucion por escrito en cualquier momento.


                            ASAMBLEAS DE ACCIONISTAS

VIGESIMA. La autoridad suprema de la sociedad es la Asamblea General Ordinaria de Accionistas, la cual podra por lo tanto adoptar toda clase de acuerdos y ratificar todos los actos y transacciones realizadas por la sociedad. Los acuerdos adoptados por la Asamblea de Accionistas seran implementados por el Administrador Unico o el Consejo de Administracion, segun sea el caso, o por la persona expresamente designada para tales efectos por la Asamblea de Accionistas. Toda Asamblea de Accionistas se celebrara en el domicilio social, salvo que el Administrador Unico o el Consejo de Administracion senalen otro lugar para tal efecto, o bien, por caso fortuito o fuerza mayor.


VIGESIMA PRIMERA. Las Asambleas de Accionistas seran Ordinarias o
Extraordinarias.  Las Asambleas Ordinarias de Accionistas se

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                                      11

celebraran por lo menos una vez al ano dentro de los primeros cuatro meses posteriores al cierre del ejercicio fiscal. Las Asambleas Extraordinarias de Accionistas tendran lugar cuando sea necesario resolver cualquiera de los asuntos contenidos en el articulo 182 de la Ley General de Sociedades Mercantiles.


VIGESIMA SEGUNDA. Las Asambleas de Accionistas, ya sean ordinarias o extraordinarias, se celebraran previa convocatoria del Administrador Unico o el Consejo de Administracion, o por cualquiera de los Comisarios en caso de incumplimiento del Administrador Unico o del Consejo de Administracion de conformidad con lo establecido en el articulo 166, fraccion VI de la Ley General de Sociedades Mercantiles. Las Asambleas se celebraran tambien a solicitud los accionistas en los terminos de los articulos 184 y 185 de la Ley General de Sociedades Mercantiles.

Las convocatorias para las asambleas de accionistas contendran el lugar, fecha y hora en la cual se celebrara la asamblea, asi como la mencion de ser la primera
o subsecuente convocatoria. Las convocatorias se publicaran en uno de los periodicos de mayor circulacion en el domicilio social, con por lo menos quince
(15) dias naturales anteriores a la fecha fijada para la asamblea. En caso de una segunda convocatoria, se publicara dicha convocatoria por lo menos tres (3) dias anteriores a la fecha fijada para la asamblea. Las convocatorias para cualquier Asamblea de Accionistas tambien deberan ser enviadas por telecopia a cualquier accionista extranjero para asegurar su recepcion con por lo menos quince (15) dias de anticipacion a la fecha de la asambleas.

Los acuerdos unanimemente aprobados por todos los accionistas que no se hayan reunido en una asamblea, tendran, para todos los efectos legales, los mismos efectos juridicos que si se hubieran tomado en una asamblea, siempre y cuando sean confirmados por escrito en cualquier momento posterior al cual en que fueron tomados.


VIGESIMA TERCERA. Las Asambleas Ordinarias de Accionistas quedaran legalmente instaladas en la primera convocatoria si los

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                                      12


accionistas tenedores de por lo menos el 50% (cincuenta por ciento) del capital social con derecho a voto de la sociedad se encuentran presentes o debidamente representados en dicha asamblea y, los acuerdos ahi tomados seran validos unicamente si son aprobados por el voto de la mayoria de los accionistas presentes en dicha asamblea. En el caso de que una Asamblea Ordinaria no se celebre en la fecha programada por la falta de quorum, una segunda convocatoria
o una subsecuente convocatoria se realizara con la mencion de dicha circunstancia y, en dicho caso, las Asambleas Ordinarias de Accionistas seran consideradas como legalmente instaladas independientemente del numero de las acciones presentes o representadas en la asamblea y los acuerdos adoptados seran validos si son aprobados por el voto favorable de los presentes o representados.


VIGESIMA CUARTA. Las Asambleas Extraordinarias de Accionistas quedaran legalmente instaladas en la primera convocatoria si los accionistas tenedores de por lo menos el 75% del capital social con derecho a voto de la sociedad estan presentes o debidamente representados en dicha asamblea; y en el caso de una segunda o subsecuente convocatoria, las Asamblea Extraordinaria de Accionistas quedara legalmente instalada si por lo menos el 50% (cincuenta por ciento) de los accionistas tenedores de las acciones representativas del capital social con derecho a voto se encuentran presentes o debidamente representados en cualquier asamblea. Los acuerdos tomados en Asamblea Extraordinaria de Accionistas, ya sea en primera o subsecuentes convocatorias, seran validas si son aprobadas por el voto favorable de los accionistas que representen por lo menos la mitad del capital social con derecho a voto de la sociedad.


VIGESIMA QUINTA. Para poder asistir a las asambleas, los accionistas deberan de acreditar su capacidad como tales por medio de su registro en el Libro de Registro de Accionistas. Los Accionistas podran ser representados en las asambleas por un apoderado que cuente con un poder general o especial o por un apoderado designado por medio de carta poder.

Las asambleas de accionistas seran presididas por el Administrador

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                                      13


Unico o el Consejo de Administracion, segun sea el caso. En su ausencia, dichas asambleas seran presididas por la persona que designe para tales efectos la mayoria de los asistentes de la asamblea correspondiente. El Secretario del Consejo de Administracion actuara como Secretario de la Asamblea de Accionistas y, en su ausencia, la persona designada para tales efectos por los accionistas en la asamblea correspondiente. El Presidente nombrara a uno o dos de los asistentes como escrutadores, los cuales podran ser o no miembros del Consejo de Administracion o accionistas, para que puedan determinar si se ha reunido el quorum legal y para contar los votos emitidos si fuera necesario o solicitado por el Presidente de la asamblea.


VIGESIMA SEXTA. Una vez legalmente instalada la asamblea, si alguno de los puntos del orden del dia no ha sido resuelto, dicha asamblea podra ser pospuesta y continuara el siguiente dia habil, sin necesidad de una nueva convocatoria.

Las actas de las Asambleas de accionistas seran registradas en el Libro de Actas las cuales conservara el Secretario, junto con un juego duplicado de las actas, una lista de los accionistas que asistieron a la asamblea, firmada por el escrutador, los poderes, copias de la publicacion en la cual se publico la convocatoria, copias de cualquier reporte, cuentas de la sociedad y cualesquier otro documento que haya sido presentado en la asamblea. Cuando las actas de una asamblea no puedan ser registradas en el Libro de Actas, dichas actas deberan de protocolizarse ante notario publico. Las actas de las Asambleas Extraordinarias de Accionistas deberan protocolizarse e inscribirse en el Registro Publico de Comercio del domicilio social. Todas las actas de asambleas de accionistas, asi como el registro de aquellas no celebradas por falta de quorum, deberan firmarse por el Presidente y el Secretario de la Asamblea, asi como por los Comisarios que deberan haber asistido a cualquier asamblea.


VIGESIMA SEPTIMA. Cualquier Asamblea Ordinaria o Extraordinaria de accionistas estara legalmente celebrada sin necesidad de convocatoria previa si todas las acciones representativas del

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                                      14


capital social se encuentran presentes al momento de la emision de los votos.

Las Asamblea de Accionistas determinara la remuneracion, si tal es el caso, a los miembros del Consejo de Administracion y a los Comisarios de la sociedad.


                                   VIGILANCIA

VIGESIMA OCTAVA. La vigilancia de la Sociedad quedara confiada a uno o mas Comisarios, tal como sea determinado por los Accionistas en una Asamblea Ordinaria. Un Comisario Suplente podra ser designado por cada Comisario Propietario.

Los Comisarios, por regla general, ocuparan su cargo durante un ano, contado a partir de la fecha de su designacion, debiendo continuar en su encargo hasta que sus sucesores tomen posesion de sus cargos.

La remuneracion que perciban los Comisarios sera determinada por los Accionistas en una Asamblea General.


VIGESIMA NOVENA. Los Comisarios tendran las facultades y obligaciones contenidas en el articulo 166 de la Ley General de Sociedades Mercantiles.


                         EJERCICIO FISCAL Y UTILIDADES

TRIGESIMA. El ejercicio fiscal de la sociedad no excedera de un ano calendario e iniciara y terminara en las fechas determinadas por los Accionistas en una Asamblea ordinaria o por el Administrador Unico o el Consejo de Administracion.


TRIGESIMA PRIMERA. Las utilidades netas obtenidas en cada ejercicio fiscal, se aplicaran conforme a lo siguiente:

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                                      15

A) Dicha cantidad que podra ser determinada por los accionistas debera primeramente apartarse para la creacion o restablecimiento de la Reserva Legal, segun el caso; dicha suma no sera menor al 5% de las utilidades netas hasta que sea equivalente a una quinta parte del capital social.

B) La cantidad necesaria para pagar a los trabajadores y empleados, el reparto de utilidades correspondiente conforme a la ley; y,

C) El remanente sera distribuido conforme a lo dispuesto por los Accionistas en una asamblea especial.


                            DISOLUCION Y LIQUIDACION

TRIGESIMA SEGUNDA.  La sociedad sera disuelta anticipadamente en caso de:

I.      Si la realizacion del objeto social se volviese imposible;

II.     Por resolucion de los accionistas tomada en una Asamblea
        Extraordinaria de Accionistas,

III. Si el numero de accionistas se reduzca a un numero menor del minimo legal (dos).

IV. En caso de perdida de dos terceras partes del capital de la sociedad, salvo que los accionistas restablezcan o reduzcan el mismo; y

V.      En cualquier otro caso previsto en la ley.

En caso de disolucion, la sociedad se colocara en liquidacion, la cual sera confiada a un liquidador designado por la misma Asamblea Extraordinaria que resuelva de la disolucion. El liquidador podra o no ser accionista de la sociedad y tendra la facultad y recibir la remuneracion aprobada por la Asamblea de Accionistas. La Asamblea de Accionistas establecera un termino para la consecucion de los encargos del liquidador, asi como las reglas generales para la realizacion de dichas tareas.


TRIGESIMA TERCERA. Durante el proceso de liquidacion, las Asambleas de Accionistas se celebraran de conformidad con los terminos establecidos en este instrumento. Los Liquidadores tendran las facultades envestidas en el Consejo de Administracion, con las limitaciones impuestas por el proceso de liquidacion. Los Comisarios deberan realizar las mismas funciones durante el proceso de liquidacion que en funcionamiento normal de la sociedad y mantendran la misma relacion con los liquidadores que la que mantenida con los Consejeros,


TRIGESIMA CUARTA. En todos los asuntos que no esten especificamente mencionados en este instrumento, aplicaran las disposiciones de la Ley General de Sociedades Mercantiles.




                  RESPONSABILIDAD DE CONSEJEROS Y FUNCIONARIOS


TRIGESIMO QUINTA. Indemnizacion. La Sociedad indemnizara a cualquier persona que haya sido o sea parte o se vea amenazada con ser parte de cualquier accion, litigio o procedimiento inminente, pendiente o consumado, ya sea civil, penal, administrativo o de investigacion, con motivo de que haya sido, sea o haya aceptado ser consejero o funcionario de la Sociedad, o haya prestado, preste o haya aceptado prestar servicios, a solicitud de la Sociedad, como consejero o funcionario de otra sociedad, co-inversion, asociacion en participacion, fideicomiso u otra empresa, o con motivo de cualquier otro acto que se alegue que haya cometido u omitido en su caracter de consejero o funcionario, y podra tambien indemnizar a cualquier persona que haya sido, sea o se vea amenazada con ser parte de dicha accion, litigio o procedimiento con motivo de que haya sido, sea o haya aceptado ser empleado o agente de la Sociedad, o es, fue o haya aceptado ser empleado o agente de otra sociedad, asociacion en participacion, fideicomiso u otra empresa, a solicitud de la Sociedad, contra cualesquier gastos (incluyendo honorarios de abogados), sentencias, multas asi como cantidades pactadas para transigir, que efectiva y razonablemente se hayan incurrido por, o en nombre de cualquiera de dichas personas, en relacion con dicha accion, litigio o procedimiento asi como cualquier apelacion de los mismos, solo en la medida en que haya actuado de buena fe y se haya conducido de manera tal que haya considerado razonablemente que actuaba de acuerdo con, o sin estar en contra de, el mejor interes de la Sociedad, y, en relacion con cualquier accion o procedimiento penal, no tenia ninguna causa razonable para considerar que se actuaba de manera ilegal. En el caso de una accion o litigio instaurado por, o en representacion de, la Sociedad para buscar una sentencia en favor de la Sociedad (1) dicha indemnizacion estara limitada a gastos (incluyendo honorarios
          -
de abogados) que efectiva y razonablemente se hayan incurrido por dicha persona en la defensa o resolucion de dicha accion o litigio, y (2) ninguna
                                                         -
indemnizacion sera hecha con respecto de cualquier reclamacion, asunto o cuestion en la que dicha persona haya sido sentenciada judicialmente como responsable ante la Sociedad a menos que, y solo en la medida en que, el tribunal en que dicha accion o litigio sea oido determine que, no obstante la responsabilidad de dicha persona y en vista de las circunstancias generales del caso, dicha persona tiene justa y razonablemente derecho a ser indemnizada por los gastos que el tribunal correspondiente determine como apropiados.

La terminacion de cualquier accion, litigio o procedimiento por sentencia, transaccion, convenio, o por desistimiento o su equivalente, no debera, por si misma, crear una presuncion de que la persona no actuo de buena fe y de una manera tal que estimo razonablemente que se conducia de acuerdo con, o sin estar en contra de, el mejor interes de la Sociedad, y, en relacion con cualquier accion o procedimiento penal, que no tenia ninguna causa razonable para estimar que se conducia de manera ilegal.

TRIGESIMO SEXTA. Defensa Favorable. En la medida que un consejero, funcionario, empleado o agente de la Sociedad haya tenido exito en la defensa de cualquier accion, litigio o procedimiento a los que se refiere la Clausula Trigesimo Quinta anterior, o en defensa de cualquier reclamacion, asunto o cuestion relacionados con los mismos, debera ser indemnizado por los gastos (incluyendo honorarios de abogados) que efectiva y razonablemente haya incurrido al respecto.

TRIGESIMO SEPTIMA.  Determinacion de que la Indemnizacion es Adecuada.
Cualquier indemnizacion a un consejero o funcionario de la Sociedad al amparo de la Clausula Trigesimo Quinta anterior (a menos que se determine mediante orden judicial) se hara por la Sociedad, a menos que se determine que la indemnizacion no proceda en las circunstancias por no haberse cumplido con el estandar de conducta aplicable bajo la Clausula Trigesimo Quinta de los presentes estatutos sociales. Cualquier indemnizacion a un empleado o agente de la Sociedad al amparo de dicha Clausula Trigesimo Quinta (a menos que se determine mediante orden judicial) se hara por la Sociedad si se determina que dicha indemnizacion procede en las circunstancias por haberse cumplido con el estandar de conducta aplicable descrito en la clausula antes mencionada. Cualquiera de dichas determinaciones deberan ser efectuadas por (1) el Consejo de Administracion por
                                            -
mayoria de votos con un quorum formado por consejeros que no hayan sido parte de dicha accion, litigio o procedimiento, o (2) si no se puede obtener dicho
                                          -
quorum, o, si se puede obtener un quorum de consejeros desinteresados, pero los consejeros asi lo acuerdan, por un asesor legal independiente mediante opinion legal por escrito, o (3) por los accionistas.
                      -

TRIGESIMA OCTAVA. Pago de Gastos. Los gastos (incluyendo honorarios de abogados) incurridos por un consejero o funcionario de la Sociedad en la defensa de cualquier accion, litigio o procedimiento civil, penal, administrativo o de investigacion, deberan ser pagados por la Sociedad antes de la resolucion final de dicha accion, litigio o procedimiento contra recibo por parte de la Sociedad del compromiso del, o a nombre del, consejero o funcionario de que se trate, de pagar dicha cantidad, si en ultima instancia se determinara que no tiene derecho a ser indemnizado por la Sociedad segun se autoriza en estos estatutos. Los gastos (incluyendo honorarios de abogados) incurridos por otros empleados o agentes de la Sociedad, tambien seran pagados en los mismos terminos y condiciones, si el Consejo de Administracion asi lo determina. El Consejo de Administracion podra autorizar al asesor legal de la Sociedad para representar a dicho consejero, funcionario, empleado o agente en cualquier accion, litigio o procedimiento, sea
o no la Sociedad parte en dicha accion, litigio o procedimiento.

TRIGESIMO NOVENA. Procedimiento para la Indemnizacion a los Consejeros y Funcionarios. Cualquier indemnizacion a un consejero o funcionario de la Sociedad al amparo de la Clausula Trigesimo Quinta y Trigesimo Sexta, o cualesquier adelanto de costos, cargos o gastos a un consejero o funcionario bajo la Clausula Trigesimo Octava, debera ser hecha de manera oportuna, dentro de los 30 dias siguientes a la solicitud por escrito del consejero o funcionario de que se trate. Si se requiere que la Sociedad resuelva si el consejero o funcionario tiene derecho a ser indemnizado en los terminos de la presente Clausula, y la Sociedad no da respuesta dentro de los sesenta dias siguientes a la solicitud por escrito de indemnizacion, se considerara que la Sociedad ha aprobado dicha solicitud. Si la Sociedad niega una solicitud por escrito de indemnizacion o un adelanto de gastos, en todo o en parte, o si el pago total en relacion con dicha solicitud no se efectua dentro del plazo de 30 dias mencionado, el derecho a indemnizacion o pago anticipado que se concede en la presente Clausula podra ser demandada por el consejero o funcionario de que se trate ante los tribunales competentes. Los gastos y costas incurridos por cualquier consejero o funcionario para establecer judicialmente que tiene derecho a la indemnizacion, solo si es exitoso, tambien seran indemnizados por la Sociedad. Sera una defensa contra cualquiera de dichas acciones (distinta de la accion para reclamar el anticipo de costos, cargos o gastos al amparo de la Clausula Trigesimo Octava, cuando el compromiso al que se refiere dicha clausula, de existir, haya sido recibido por la Sociedad) que el actor no haya cumplido con los estandares de conducta que se describen en la Clausula Trigesimo Quinta de estos estatutos, pero la carga de probarlo recaera sobre la Sociedad. El hecho de que la Sociedad

(incluyendo su Consejo de Administracion, su asesor legal independiente, y sus accionistas) no hayan determinado, antes de la interposicion de la accion instaurada por el consejero o funcionario de que se trate; que la indemnizacion en favor del actor es adecuada dadas las circunstancias, por haber cumplido con el estandar de conducta descrito en la Clausula Trigesimo Quinta, asi como el hecho de que haya habido una resolucion por parte de la Sociedad (incluyendo el Consejo de Administracion, su asesor legal independiente, y sus accionistas) de que el actor no cumplio con el estandar aplicable de conducta; no seran una defensa contra la reclamacion del consejero o funcionario de que se trate, ni crearan una presuncion de que el reclamante no haya cumplido con el estandar aplicable de conducta.

CUADRAGESIMA. Sobrevivencia; Preservacion de Otros Derechos. La indemnizacion mencionada en clausulas anteriores sera considerada como un contrato celebrado entre la Sociedad y cada uno de los consejeros, funcionarios, empleados y agentes que actuen como tales, en cualquier momento, en tanto las disposiciones de estos estatutos se encuentren vigentes y cualquier modificacion de estos estatutos no afectara o limitara los derechos que surjan validamente antes de dicha modificacion. Dichos derechos no podran ser modificados retroactivamente sin el previo consentimiento del consejero, funcionario, empleado o agente que resulte o pueda resultar afectado.

La indemnizacion prevista por estos estatutos sociales, no se considerara como excluyente de otros derechos a los cuales las personas con derecho a ser indemnizadas, puedan ser acreedoras bajo otros estatutos sociales, convenios, decisiones de organismos corporativos, o de cualesquier otra forma, tanto para el caso de que actue dentro de sus facultades oficiales como para el caso de que actue en otro caracter mientras detente un cargo en la Sociedad y continuara con respecto a personas que hayan dejado de prestar sus servicios y beneficios a sus herederos, ejecutores y administradores de dichas personas.

CUADRAGESIMA PRIMERA. Seguro. La Sociedad contratara y mantendra un seguro en nombre de cada persona que haya convenido en ser consejero o funcionario de la Sociedad, o que preste sus servicios como consejero o funcionario a solicitud de la Sociedad, en otra sociedad, asociacion, fideicomiso o cualesquier otro negocio, contra cualquier responsabilidad que pudiera resultar en su contra en virtud de su puesto, ya sea que la Sociedad tenga o no, la obligacion de indemnizarlo contra dicha responsabilidad en los terminos de estos estatutos sociales, en el entendido que dicho seguro debe estar disponible en terminos aceptables, el cual se determinara por el voto de todos los miembros del Consejo de Administracion.

CUADRAGESIMA SEGUNDA. Divisibilidad. Si este capitulo de los estatutos sociales o cualquiera de sus clausulas se declara invalida por cualesquier tribunal competente, entonces la Sociedad debera no obstante indemnizar a cada consejero o funcionario y debera indemnizar a cada empleado o agente de la Sociedad de los costos, gastos y erogaciones (incluyendo honorarios de abogados) multas y cantidades pagadas en relacion con cualquier accion, litigio o procedimiento, ya sea civil, criminal, administrativo o con cualquier investigacion, incluyendo la accion por, o en defensa de los derechos de la Sociedad, en la medida que lo permita la legislacion aplicable, y en los terminos de cualquier clausula de estos estatutos, que no haya sido declarada invalida por el tribunal competente de que se trate.

                              English Translation
                              -------------------

                        (For information purposes only)
                         -----------------------------


                              ESTATUTOS SOCIALES OF

                  JAFRA COSMETICS INTERNATIONAL, S.A. DE C.V.

                                    CLAUSES

               NAME, PURPOSE, DOMICILE, DURATION AND NATIONALITY

ONE. The name of the company is Jafra Cosmetics International which denomination shall always be followed by the words "SOCIEDAD ANONIMA DE CAPITAL VARIABLE" or by their abbreviation "S.A. DE C.V.".

TWO.  The purpose of the company is:

1. Production, sale, purchase, manufacture, distribution, import, export, storage and trade of skin care products, color cosmetics, fragances and other personal care products, and any other products as the management of the Company will judge necessary or convenient, as well as any related activity with such purpose.

2. To acquire and dispose of, in any legal manner, any type of shares, interests or participations in other corporations, trusts, businesses or associations, whether of a civil or mercantile nature.

3. To purchase, sell, lease, mortgage, encumber or otherwise dispose of, in any legal manner, of any such real or personal property as may necessary or convenient for the achievement of the corporate purposes.

4. To lend and borrow money with or without security and to guarantee the obligations of third parties by any means (including by means of a personal guaranty, mortgage, pledge, aval or otherwise).
                                 ----

5. To acquire, transfer or dispose of in any legal manner of any patents, patent rights, inventions, trademarks, tradenames, copyrights or any other intellectual property of any kind as may be necessary or convenient for the achievement of the corporate purposes.

6. To act as agent, commission agent, representative, attorney-in-fact or in any other manner to represent all kinds of companies and individuals, within or outside the United Mexican States.

7. To receive and render any and all types of services related to the corporate purposes of the company.

8. In general carry out and perform any and all business or activities related directly or indirectly to the corporate purposes.

THREE. The domicile of the company is Mexico City, Federal District which domicile shall not be deemed modified even if the company establishes agencies or branches elsewhere (whether in Mexico or outside of Mexico) or if the company designates conventional domiciles for the execution of specific acts and contracts.

FOUR.  The duration of the company is indefinite.

FIVE. The company is of Mexican nationality. Any foreigner who at the time of incorporation or at any time thereafter, acquires a corporate interest or participation in the company shall be considered by that fact alone as Mexican with respect to such interest or participation and it shall be understood that such foreigner agrees not to invoke the protection of its Government under penalty, in case of failure to comply with such agreement, of forfeiture of such interest or participation in favor of the Mexican Nation.

                            CAPITAL STOCK AND SHARES

SIX. The capital stock shall be variable. The fixed portion of the capital stock shall not be subject to withdrawal and is the sum of $50,000.00 Pesos (FIFTY THOUSAND PESOS 0/100 Mex.

Cy.), represented by 50 ordinary, Series "B" registered shares with no par value, all of which are fully subscribed and paid.

The variable portion of the capital stock shall be unlimited and will be represented by ordinary, registered shares with no par value.

All shares shall confer equal rights and obligations to their holders. The capital stock shall be represented in its fixed and variable portion by series "B" shares which shall be of free subscription and may be owned by Mexican or non-Mexican investors.

SEVEN. Future increases or reductions of the variable portion of the capital stock may be effected upon resolution of the General Ordinary Stockholders' Meeting which resolution shall not require notarization nor registration in the Public Registry of Commerce and which meeting shall determine the conditions in which such increase or reduction shall be effected, such as the terms of subscription and payment thereof, the characteristics of the shares of stock to be issued and any other related issue. Such capital increases may be paid in cash or in kind by the stockholders of the company as resolved by the stockholders meeting that resolves any such capital increase.

On the other hand, future increases or reductions of the fixed portion of the capital stock shall be approved by a General Extraordinary Stockholders' Meeting.

EIGHT. Stock certificates and, if appropriate, provisional certificates shall comply with the requirements specified in Article 125 of the General Corporations Law and Clause Five hereof shall also be transcribed therein.

NINE. Each share shall represent one vote at the Stockholders' Meeting; shall be entitled to vote on all matters submitted to the meeting when by law or by these estatutos sociales they are entitled to vote; and all shares shall confer equal rights and obligations to their holders.

TEN. Stock certificates shall bear the signature of the Sole Administrator or of two members of the Board of Directors, as the case may be. The signature of the Directors may be a facsimile, if so authorized by the Board of Directors, subject to the condition that in such case, the originals of the respective signatures be deposited with the corresponding Public Registry of Commerce.

Upon request from any stockholder, who shall bear all costs derived therefrom, share certificates may be exchanged for different certificates representing a different number of shares.

ELEVEN. The company shall keep a Stock Registry Book in which all of the operations of subscription or transfer, as well as any liens involving the shares representing the capital stock, shall be recorded.

The company shall consider as owner of the shares the person recorded as such in the Stock Registry Book. For this purpose, such book shall be closed three days before the date set for a Stockholders' Meeting and it shall be opened again on the day following that on which the meeting is held or should have been held.

TWELVE. Increases of capital may be made by contributions in cash or in kind or by means of the capitalization of reserves, premiums or any other surplus. In cases of increases of the capital stock by means of new cash contributions, stockholders shall have a preemptive right to subscribe and pay the shares to be issued, in proportion to their holdings at the time of exercising such preemptive right, within the fifteen days following the date of publication of the corresponding notice in the Federal Official Daily (Diario Oficial de la Federacion) or calculated from the date the meeting was held, in case all the shares representing the capital stock of the company shall have been present or represented at any such meeting.

In the event that after the expiration of the period during which the stockholders are entitled to exercise their preemptive rights, some shares are still not subscribed, the Sole Administrator or Board of Directors shall offer such shares to third parties or keep them in the treasury of the Company, as resolved by the stockholders' meeting that approves the capital increase.

New shares may not be issued until all the shares issued before are fully paid.

The company shall keep a Corporate Book of Capital Variations.

                                 ADMINISTRATION

THIRTEEN. The administration of the company shall be entrusted to a Sole Administrator or to a Board of Directors composed of the number of Directors determined by the Ordinary Stockholders' Meeting. Alternate Directors to act in case of absence of regular Directors may also be appointed by the Ordinary Stockholders' Meeting.

FOURTEEN. The Sole Administrator or the members of the Board of Directors, as the case may be, need not be stockholders of the company; they shall hold their offices for one year computed from the date of their appointment as a general rule but may be reelected. In any event, they shall continue to discharge their duties until their successors take office.

FIFTEEN. The Stockholders' Meeting or the Board of Directors' Meeting shall designate one of the Directors as Chairman of the Board of Directors. A Secretary, who does not need to be a Director, shall also be appointed.

SIXTEEN. Board of Directors' Meetings shall be held in the corporate domicile or in any other place as may be previously determined in the respective call. Board meetings may be held at any time at least once a year and shall be convened by the Chairman or the Secretary of the Board or by any two Directors or the Statutory Auditors of the company. The person or persons wishing to convene the meeting shall inform the Board Secretary who shall immediately issue the respective call.

Calls shall be made in writing and sent by tested telex, confirmed telegram or telecopy at least 15 calendar days in advance to their domicile or the place designated for such purpose. Calls shall specify the purpose, hour, date and place for the meeting and shall be signed by the Secretary of the Board. Notwithstanding the above, the call requirement may be waived by any or all directors with respect to any meeting.

SEVENTEEN. In order for meetings of the Board of Directors to be legally installed, the attendance of at least the majority of the Directors or their respective alternates shall always be required. Resolutions of the Board of Directors shall be valid only if adopted by the favorable vote of the majority of the members of the Board of Directors present at the meeting.

Resolutions unanimously taken by all the Directors not convened in a meeting shall have, for all legal purposes, the same legal effects as if they were taken in a meeting as long as they are confirmed in writing at any time after taken.

EIGHTEEN. The Board of Directors may appoint, among its members, one or more delegates for the performance of specific duties.

NINETEEN. The Sole Administrator or the Board of Directors, as the case may be, shall have the following authority:

a) General power of attorney for lawsuits and collections, with the broadest power as permitted by law, in the terms of the first paragraph of Article 2554 of the Civil Code for the Federal District and its correlative Articles of any Civil Code of the states comprising the United Mexican States (the "Civil Code"), with all general and such special powers as may be required, including those provided in Article 2587 of the Civil Code, wherefore they will have, without limiting the generality of the foregoing, the following authority: to represent the company before Federal, State, Municipal, Administrative and Judicial authorities, before the Secretary of Labor and before Conciliation and Arbitration Boards and to sign such documents as may be required in the exercise of this power of attorney; to exercise all types of rights and actions before any and all authorities and Boards of Conciliation and Arbitration; to submit to any jurisdiction; to promote and withdraw even from (amparo)
                                                                    ------
     litigation; to file charges and criminal complaints and appear as offended party and assist the District Attorney and grant pardons; to compromise; to submit to arbitration; to take and answer depositions; to accept and release all kind of guarantees; to assign property and to perform all other actions which are expressly determined by law.

b) General power of attorney for acts of administration, in the terms of the second paragraph of Article 2554 of the Civil Code among which are included the authority to execute, amend, carry out and rescind all kind of contracts and agreements, to obtain loans and in general, to carry out all acts that are related directly or indirectly to the corporate purposes.

c) General power of attorney for acts of ownership, in the terms of the third paragraph of Article 2554 of the Civil Code including to acquire personal and real property, to transfer title to as well as to encumber by pledge, mortgage or otherwise, personal and real property.

d)   Power to issue, sign and endorse negotiable instruments in accordance with
     Article 9 of the General Law of Negotiable Instruments and Credit Transactions.

e) Power to confer and revoke general and special powers of attorney within the scope of the aforementioned powers.

f) Power to establish branches and agencies in any location of the United Mexican States or abroad and to close such branches or agencies.

g) Power to form subsidiaries in any location of the United Mexican States or abroad and to liquidate and dissolve such subsidiaries.

h) Power to designate and remove managers, officers and employees of the company and to determine their powers, duties and remuneration.

NINETEEN-"A". The Company shall have an audit committee which shall be formed by four (4) members who shall be appointed and removed by the Board of Directors of the Company. The members of the Audit Committee shall form a part thereof until their respective successors are appointed. The Board of Directors of the Company may only appoint as members of the Audit Committee persons who are members of the Board of Directors of the Company. The Audit Committee of the Company shall adopt its resolutions by majority vote of those present at the meetings thereof and at least three (3) of its members shall be present in order for its meetings to be legally installed. The Audit Committee may meet at any time it is convened by any of its members.

          The Audit Committee of the Company shall have the following authority:
(i) to review and recommend to the Board of Directors of the Company actions and policies relating to the capital structure of the Company, the borrowing and payment of funds by the Company, and financial controls and other matters relating to the preparation of audited financial statements of the Company, (ii) supervise internal audits in relation to the Company's independent public accountants and review and recommend to the Board of Directors of the Company actions and policies relating thereto, including the appointment or discharge of such independent public accountants and (iii) undertake such other matters as the Board of Directors of the Company may by resolution so delegate to such Audit Committee in compliance with applicable law.

NINETEEN-"B". The Company shall have an Executive Committee which shall be formed by two (2) members who shall be appointed and removed by the Board of Directors of the Company. The members of the Executive Committee shall form a part thereof until their respective successors are appointed. The Board of Directors of the Company may only appoint as members of the Executive Committee persons who are members of the Board of Directors of the Company. The decisions of the Executive Committee shall be adopted by the unanimous decision of its members. The Executive Committee may meet at any time it is convened by any of its members.

The Executive Committee of the Company shall have the same authority granted to the Board of Directors of the Company in these by-laws (including, without limitation, authority to grant powers-of-attorney for acts of ownership, acts of administration and lawsuits and collections); provided, however, that the
                                              --------  -------
Executive Committee shall at all times be accountable to the Board of Directors which may limit its authority by written resolution from time to time.

                             STOCKHOLDERS' MEETINGS

TWENTY. The supreme authority of the company is vested in the stockholders convened in a General Meeting, which may therefore adopt all kinds of resolutions and ratify all acts and transactions performed by the company. The resolutions adopted by the Stockholders' Meeting shall be implemented by the Sole Administrator or the Board of Directors, as the case may be, or by the person or persons expressly designated for such purposes by the Stockholders' Meeting. All Stockholders' Meetings shall be held at the corporate domicile, except as otherwise located by the Sole Administrator or the Board of Directors in the case of acts of God or force majeure.

TWENTY ONE. Stockholders' Meetings shall be Ordinary or Extraordinary. Ordinary Stockholders' Meetings shall be held at least once a year within the first four months following the closing of each fiscal year. Extraordinary Stockholders' Meetings shall be held when necessary, to resolve on any of the matters provided for in Article 182 of the General Corporations Law.

TWENTY TWO. Stockholders' Meetings, whether ordinary or extraordinary, shall be held upon call by the Sole Administrator or the Board of Directors, or by any of the Statutory Auditors in case of failure of the Sole

Administrator or of the Board of Directors in accordance with the provisions of
Article 166, paragraph VI of the General Corporations Law. Meetings shall be held also at the request of the stockholders in terms of Articles 184 and 185 of the General Corporations Law.

Calls for Stockholders' Meetings shall contain the place, date and time at which the meeting will be held, and an indication as to the fact of being first or latter call. Calls shall be published in one daily newspapers with general circulation in the corporate domicile, at least fifteen (15) calendar days prior to the date set for the meeting. In the event of a second call, it shall be published at least three (3) days before the date scheduled for the meeting. Calls for any Stockholders' Meeting must be sent also by telecopy to any foreign stockholder to ensure the receipt thereof at least fifteen (15) days in advance of the date of the meeting.

Resolutions unanimously taken by all the stockholders not convened in a meeting shall have, for all legal purposes, the same legal effects as if they were taken in a meeting as long as they are confirmed in writing.

TWENTY THREE. Ordinary Stockholders' Meetings shall be considered as legally installed on a first call if stockholders holding at least 50% (fifty per cent) of all of outstanding voting capital stock of the company are present or duly represented at such meeting and the resolutions thereof shall be valid only if adopted by the favorable vote of the majority of the stockholders present at such meetings. In the event an Ordinary Meeting is not held on the proposed date due to lack of quorum, a second call or a subsequent call will be made with indication of such circumstance and, in such event, Ordinary Stockholders' Meetings shall be considered as legally installed regardless of the number of shares present or represented at the meeting and the resolutions thereof shall be valid if adopted by majority vote of those present or represented.

TWENTY FOUR. Extraordinary Stockholders' Meetings shall be considered as legally installed on a first call, if stockholders holding at least 75% (seventy five per cent) of all of the outstanding voting capital stock of the company are present or duly represented in such meetings; and in the event of a second or any subsequent call, Extraordinary Stockholders' Meeting shall be considered as legally installed if stockholders holding at least 50% (fifty per cent) of all of the outstanding voting capital stock of the company are present or duly represented at any such meeting. Resolutions of Extraordinary Stockholders' Meetings, either in first or subsequent calls, shall be valid if adopted by the favorable vote of stockholders representing at least one half of the outstanding voting capital stock of the company.

TWENTY FIVE. In order to attend meetings, stockholders shall prove their capacity as such by means of their registration in the Stock Registry Book. Stockholders may be represented at the meetings by an attorney-in-fact holding a general or a special power of attorney or by an attorney-in-fact designated by means of a simple letter of proxy.

Stockholders meetings shall be presided by the Sole Administrator or the Chairman of the Board of Directors, as the case may be. In their absence, such meetings shall be presided by the person designated for such purposes by the majority of those present at the corresponding meeting. The Secretary of the Board of Directors shall act as Secretary of Stockholders' Meetings and, in his absence, the person designated for such purposes by stockholders in the corresponding meeting. The President shall name one or two of those present, who may or may not be members of the Board of Directors or stockholders, as examiners, in order that they determine if the legal quorum has or has not been met and to count the votes cast if the latter should be necessary or requested by the President of the meeting.

TWENTY SIX. Once a meeting is legally installed, if any of the items included in the agenda is not resolved, such meeting may be adjourned and be continued on the following business day, without need of a further call.

The minutes of the stockholders' meetings shall be recorded in a Minute Book which shall be kept by the Secretary, together with a duplicate set of minutes, a list of the stockholders who attended the meeting signed by the examiner, the proxies, copies of the publication in which the call for the meeting was published, copies of any reports, accounts of the company and any other documents which were submitted at the meeting. Whenever the minutes of a meeting cannot be recorded in the Minute Book, such minutes shall be notarized before a public notary. Minutes of Extraordinary Stockholders Meetings shall be notarized and recorded in the Public Registry of Commerce of the corporate domicile. All minutes of stockholders meetings, as well as a record of those not held for lack of quorum, shall be signed by the President and the Secretary of the Meeting, as well as by the Statutory Auditors (comisarios) who shall have
                                                   ----------
attended any such meeting.

TWENTY SEVEN. Any Ordinary or Extraordinary Stockholders' Meeting shall be legally held without needing a previous call if all of the shares representing the capital stock are present at the moment votes are cast.

The Stockholders' Meeting will determine the compensation payable, if any, to the members of the Board of Directors and the Statutory Auditors (comisarios) of
                                                                  ----------
the company.

                                  SURVEILLANCE

TWENTY EIGHT. The surveillance of the company shall be entrusted to one or more Statutory Auditors, as may be determined by the Stockholders in a General Meeting. An Alternate Statutory Auditor may be designated for each Statutory Auditor.

The Statutory Auditors shall hold their position for one year, from the date of their appointment, as general rule, but shall continue to discharge their duties until their successors take office.

The compensation of the Statutory Auditors shall be determined by the Stockholders in a General Meeting.

TWENTY NINE. Statutory Auditors shall have the powers and duties provided for in Article 166 of the General Corporations Law.

                            FISCAL YEAR AND PROFITS

THIRTY. The fiscal year of the company shall not exceed one calendar year and shall commence and end on the dates determined by the Stockholders at an Ordinary meeting or by the Sole Administrator or the Board of Directors.

THIRTY ONE. The net profits obtained in each fiscal year shall be applied as follows:

a) Such sum as may be determined by the stockholders shall first be set aside for creating or restoring the Legal Reserve, as the case may be, which sum shall not be less than 5% of the net profits until it equals one-fifth of the corporate capital stock;

b) The amount necessary to pay to workers and employees the corresponding profit sharing as provided by law; and

c) The remainder shall be distributed as determined by the Stockholders in a special meeting.


                          DISSOLUTION AND LIQUIDATION

THIRTY TWO.  The company shall be dissolved in advance:

I.   If continued execution of the corporate purposes shall become impossible;

II. By resolution of the stockholders adopted in Extraordinary Stockholders' Meeting;

III. If the number of stockholders shall be reduced to less than the legal minimum required (two);

IV. In case of loss of two-thirds of the corporate capital, unless the stockholders restore or reduce the same; and

V.   In any other event foreseen by law.

Upon dissolution, the company shall be placed in liquidation, which shall be entrusted to one liquidator appointed by the same Extraordinary Meeting resolving upon the dissolution. The liquidator need not be a stockholder of the company and shall have the authority and receive the compensation approved by the Stockholders' Meeting. The Stockholders' Meeting shall also establish a term for the achievement of the duties of the liquidator, as well as the general rules governing the performance of such duties.

THIRTY THREE. During the liquidation process, Stockholders Meetings shall be held pursuant to the terms hereof. Liquidators shall have the authority vested in the Board of Directors of the company with the limitations imposed by the liquidation process. The Statutory Auditors shall discharge the same duties during the liquidation process as during the normal existence of the company and shall maintain with respect to the liquidators the same relationship as that maintained with respect to the Directors.

THIRTY FOUR. In all matters not specifically provided for herein, the provisions of the General Corporation Law shall govern.

                   RESPONSIBILITIES OF DIRECTORS AND OFFICERS

THIRTY FIVE. Indemnity. The Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was or has agreed to become a director or officer of the Company, or is or was serving or has agreed to serve at the request of the Company as a director or officer, of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, and may indemnify any person who was or is a party or is threatened to be made a party to such an action, suit or proceeding by reason of the fact that he is or was or has agreed to become an employee or agent of the Company, or is or was serving or has agreed to serve at the request of the Company as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such action, suit or proceeding and any appeal therefrom, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding had no reasonable cause to believe his conduct was unlawful; except that in the case of an action or suit by or in the right of the Company to procure a judgment in its favor (1) such indemnification shall be
                                                -
limited to expenses (including attorneys' fees) actually and reasonably incurred by such person in the defense or settlement of such action or suit, and (2) no
                                                                         -
indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Company unless and only to the extent the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the corresponding court shall deem proper.

          The termination of any action, suit or proceeding by judgment, order settlement, conviction, or upon a plea of nolo contendere or its equivalent,
                                          ---- ----------
shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

THIRTY SIX. Successful Defense. To the extent that a director, officer, employee or agent of the Company has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Article Thirty Five hereof or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

THIRTY SEVEN. Determination That Indemnification Is Proper. Any indemnification of a director or officer of the Company under Article Thirty Five hereof (unless ordered by a court) shall be made by the Company unless a determination is made that indemnification of the director or officer is not proper in the circumstances because he has not met the applicable standard of conduct set forth in Article Thirty Five hereof. Any indemnification of an employee or agent of the Company under Article Thirty Five hereof (unless ordered by a court) may be made by the Company upon a determination that indemnification of the employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Article Thirty Five hereof. Any such determination shall be made (1) by the Board of Directors by a
                                               -
majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even
                                -
if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.
                                        -

THIRTY EIGHT. Payment of Expenses.. Expenses (including attorneys' fees) incurred by a director or officer in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Company as authorized in this Article. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate. The Board of Directors may authorize the Company's counsel to represent such director, officer, employee or agent in any action, suit or proceeding, whether or not the Company is a party to such action, suit or proceeding.

THIRTY NINE. Procedure for Indemnification of Directors and Officers. Any indemnification of a director or officer of the Company under Articles Thirty Five and Thirty Six, or advance of costs, charges and expenses to a director or officer under Article Thirty Eight hereof, shall be made promptly, and in any event within 30 days, upon the written request of the director or officer. If a determination by the Company that the director or officer is entitled to indemnification pursuant to this Article is required, and the Company fails to respond within sixty days to a written request for indemnity, the Company shall be deemed to have approved such request. If the Company denies a written request for indemnity or advancement of expenses, in whole or in part, or if payment in full pursuant to such request is not made within 30 days, the right to indemnification or advances as granted by this Article shall be enforceable by the director or officer in any court of competent jurisdiction. Such person's costs and expenses incurred in connection with successfully establishing his right to indemnification, in whole or in part, in any such action shall also be indemnified by the Company. It shall be a defense to any such action (other than an action brought to enforce a claim for the advance of costs, charges and expenses under Article Thirty Eight where the required undertaking, if any, has been received by the Company) that the claimant has not met the standard of conduct set forth in Article Thirty Five hereof, but the burden of proving such defense shall be on the Company. Neither the failure of the Company (including its Board of Directors, its independent legal counsel, and its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he has met the applicable standard of conduct set forth in Article Thirty Five hereof, nor the fact that there has been an actual determination by the Company (including its Board of Directors, its independent legal counsel, and its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

FORTY. Survival; Preservation of Other Rights. The foregoing indemnification provisions shall be deemed to be a contract between the Company and each director, officer, employee and agent who serves in any such capacity at any time while these provisions are in effect and any repeal or modification thereof shall not affect any right or obligation then existing with respect to any state of facts then or previously existing or any action, suit or proceeding previously or thereafter brought or threatened based in whole or in part upon any such state of facts. Such a contract right may not be modified retroactively without the consent of such director, officer, employee or agent.

The indemnification contemplated in these by-laws shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

FORTY ONE. Insurance. The Company shall purchase and maintain insurance on behalf of any person who is or was or has agreed to become a director or officer of the Company, or is or was serving at the request of the Company as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him or on his behalf in any such capacity, or arising out of his status as such, whether or not the Company would have the power to indemnify him against such liability under the provisions of these by-laws, provided that such insurance is available
                                       --------
on acceptable terms, which determination shall be made by a vote of a majority of the entire Board of Directors.

FORTY TWO. Severability. If this chapter of these by-laws or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify each director or officer and may indemnify each employee or agent of the Company as to costs, charges and expenses (including attorneys' fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Company, to the fullest extent permitted by any applicable portion of these by-laws that shall not have been invalidated and to the fullest extent permitted by applicable law.